================================================================================

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF JULY 19, 2004

                                     AMONG

                             VENTURI PARTNERS, INC.

                                   VTP, INC.

                        VENTURI TECHNOLOGY PARTNERS, LLC

                  COMSYS INFORMATION TECHNOLOGY SERVICES, INC.

                              COMSYS HOLDING, INC.

                                      AND

                              THE STOCKHOLDERS OF
                     COMSYS HOLDING, INC. SIGNATORY HERETO

================================================================================

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                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
INTRODUCTION ....................................................................................................      1

ARTICLE 1 THE MERGER.............................................................................................      1

         SECTION 1.1.  The Merger................................................................................      1
         SECTION 1.2.  Effects of the Merger.....................................................................      2
         SECTION 1.3.  Closing...................................................................................      2
         SECTION 1.4.  Consummation of the Merger................................................................      2
         SECTION 1.5.  Organizational Documents; Directors and Officers..........................................      2

ARTICLE 2 EFFECT OF THE MERGER ON THE EQUITY OF THE CONSTITUENT ENTITIES; EXCHANGE OF CERTIFICATES...............      2

         SECTION 2.1.  Conversion of Merger Sub Capital Stock....................................................      2
         SECTION 2.2.  Conversion of Holding Capital Stock.......................................................      3
         SECTION 2.3.  Exchange of Certificates..................................................................      4
         SECTION 2.4.  Adjustments to the Exchange Ratios........................................................      5
         SECTION 2.5.  Taking of Necessary Action; Further Action................................................      7

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY, MERGER SUB AND PARTNERS.................................      7

         SECTION 3.1.  Organization..............................................................................      7
         SECTION 3.2.  Capitalization............................................................................      8
         SECTION 3.3.  Authorization; No Conflict................................................................      9
         SECTION 3.4.  Subsidiaries..............................................................................     11
         SECTION 3.5.  SEC Reports and Financial Statements......................................................     11
         SECTION 3.6.  Absence of Material Adverse Changes, etc..................................................     13
         SECTION 3.7.  Litigation................................................................................     13
         SECTION 3.8.  Information Supplied......................................................................     14
         SECTION 3.9.  Broker's or Finder's Fees.................................................................     14
         SECTION 3.10. Employee Plans............................................................................     14
         SECTION 3.11. Board Recommendation; Company Action; Requisite Vote of the Company's Stockholders........     17
         SECTION 3.12. Taxes ....................................................................................     19
         SECTION 3.13. Environmental Matters.....................................................................     22
         SECTION 3.14. Compliance with Laws......................................................................     22
         SECTION 3.15. Employment Matters........................................................................     23
         SECTION 3.16. Foreign National Employees................................................................     24
         SECTION 3.17. Investment Company........................................................................     24
         SECTION 3.18. Property..................................................................................     24
         SECTION 3.19. Intellectual Property.....................................................................     25
         SECTION 3.20. Insurance.................................................................................     25
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                                       i

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
         SECTION 3.21. Certain Contracts and Arrangements........................................................     26
         SECTION 3.22. Company Financing Arrangements............................................................     27
         SECTION 3.23. Company Rights Plan; Takeover Statutes....................................................     27
         SECTION 3.24. Activities of Merger Sub..................................................................     28
         SECTION 3.25. Agreement Regarding Staffing Disposition..................................................     28
         SECTION 3.26. Books and Financial Records...............................................................     28

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF HOLDING AND COMSYS...................................................     29

         SECTION 4.1.  Organization..............................................................................     29
         SECTION 4.2.  Capitalization............................................................................     29
         SECTION 4.3.  Authorization; No Conflict................................................................     30
         SECTION 4.4.  Subsidiaries..............................................................................     32
         SECTION 4.5.  Financial Statements......................................................................     33
         SECTION 4.6.  Absence of Material Adverse Changes, etc..................................................     34
         SECTION 4.7.  Litigation................................................................................     34
         SECTION 4.8.  Information Supplied......................................................................     34
         SECTION 4.9.  Broker's or Finder's Fees.................................................................     34
         SECTION 4.10. Employee Plans............................................................................     34
         SECTION 4.11. Taxes.....................................................................................     37
         SECTION 4.12. Environmental Matters.....................................................................     40
         SECTION 4.13. Compliance with Laws......................................................................     40
         SECTION 4.14. Employment Matters........................................................................     40
         SECTION 4.15. Foreign National Employees................................................................     42
         SECTION 4.16. Investment Company........................................................................     42
         SECTION 4.17. Properties................................................................................     42
         SECTION 4.18. Intellectual Property.....................................................................     43
         SECTION 4.19. Insurance.................................................................................     43
         SECTION 4.20. Certain Contracts and Arrangements........................................................     43
         SECTION 4.21. Comsys Financing Arrangements.............................................................     44
         SECTION 4.22. Books and Financial Records...............................................................     44

ARTICLE 4A REPRESENTATIONS AND WARRANTIES OF THE HOLDING STOCKHOLDERS............................................     45

         SECTION 4A1.  Status; Power and Authority...............................................................     45
         SECTION 4A2.  Enforceability............................................................................     45
         SECTION 4A3.  Access to Information.....................................................................     45
         SECTION 4A4.  Knowledgeable and Sophisticated Investor..................................................     45
         SECTION 4A5.  Accredited Investor.......................................................................     45
         SECTION 4A6.  No Other Representations..................................................................     46
         SECTION 4A7.  Investment Intent.........................................................................     46
         SECTION 4A8.  Transfer Restrictions.....................................................................     46
         SECTION 4A9.  No General Solicitation...................................................................     46
         SECTION 4A10. No Brokers................................................................................     46
         SECTION 4A11. Legend....................................................................................     46
         SECTION 4A12. No Recommendation.........................................................................     47
         SECTION 4A13. Other Activities..........................................................................     47
         SECTION 4A14. Reliance..................................................................................     47
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                                       ii
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
ARTICLE 5 CONDUCT OF BUSINESS PENDING THE MERGER.................................................................     47

         SECTION 5.1.  Conduct of Business by the Company Pending the Merger.....................................     47
         SECTION 5.2.  Conduct of Business by Holding and Comsys Pending the Merger..............................     51

ARTICLE 6 ADDITIONAL AGREEMENTS..................................................................................     54

         SECTION 6.1.  Preparation of Proxy Statement............................................................     54
         SECTION 6.2.  Blue Sky Laws.............................................................................     56
         SECTION 6.3.  Consents and Approvals....................................................................     56
         SECTION 6.4.  Public Statements.........................................................................     57
         SECTION 6.5.  Registration Rights.......................................................................     58
         SECTION 6.6.  Further Assurances........................................................................     58
         SECTION 6.7.  Tax Treatment.............................................................................     58
         SECTION 6.8.  Notification of Certain Matters...........................................................     59
         SECTION 6.9.  Access to Information; Confidentiality....................................................     59
         SECTION 6.10. No Solicitation...........................................................................     60
         SECTION 6.11. Company Charter; Bylaws...................................................................     62
         SECTION 6.12. Allocation of Financing Fees..............................................................     62
         SECTION 6.13. Staffing Disposition......................................................................     63
         SECTION 6.14. Indemnification and Insurance.............................................................     64
         SECTION 6.15. Company Board of Directors; Officers......................................................     66
         SECTION 6.16. Wachovia Option Grant.....................................................................     67
         SECTION 6.17. Section 16 Matters........................................................................     67
         SECTION 6.18. NASDAQ Listing............................................................................     67
         SECTION 6.19. Redemption of Holding Preferred Stock.....................................................     68
         SECTION 6.20. Cancellation of Warrants..................................................................     68
         SECTION 6.21. Employee Benefit Matters..................................................................     68
         SECTION 6.22. Subscription Agreements...................................................................     68

ARTICLE 7 CONDITIONS.............................................................................................     69

         SECTION 7.1.  Conditions to Each Party's Obligation To Effect the Merger................................     69
         SECTION 7.2.  Conditions to Obligations of Holding and Comsys...........................................     70
         SECTION 7.3.  Conditions to Obligation of the Company and Merger Sub....................................     71

ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER......................................................................     72

         SECTION 8.1.  Termination...............................................................................     72
         SECTION 8.2.  Effect of Termination.....................................................................     74
         SECTION 8.3.  Fees and Expenses.........................................................................     75
         SECTION 8.4.  Amendment.................................................................................     76
         SECTION 8.5.  Waiver....................................................................................     76

ARTICLE 9 GENERAL PROVISIONS.....................................................................................     76

         SECTION 9.1.  Notices...................................................................................     76
         SECTION 9.2.  Non-Survival of Representations and Warranties............................................     77
         SECTION 9.3.  Knowledge Qualifiers......................................................................     78
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                                      iii
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
         SECTION 9.4.  Construction..............................................................................     78
         SECTION 9.5.  Governing Law; Jurisdiction...............................................................     78
         SECTION 9.6.  Counterparts; Facsimile Transmission of Signatures........................................     79
         SECTION 9.7.  Assignment; Binding Effect; Third Party Beneficiaries.....................................     79
         SECTION 9.8.  Severability..............................................................................     80
         SECTION 9.9.  Entire Agreement..........................................................................     80
         SECTION 9.10. Specific Performance; Remedies............................................................     80
         SECTION 9.11. Incorporation of Exhibits and Disclosure Letters..........................................     80

EXHIBITS                                                                                                           SECTION
--------                                                                                                           --------
Exhibit A     Form of Amended and Restated Certificate of Incorporation of Holding ..............................      1.5
Exhibit B     Form of Amended and Restated Bylaws of Holding.....................................................      1.5
Exhibit C     Holding Stockholders' Escrowed Shares .............................................................      2.4
Exhibit D     Form of Escrow Agreement ..........................................................................      2.4
Exhibit E     Form of Accredited Investor Questionnaire .........................................................     4A.5
Exhibit F     Form of Registration Rights Agreement..............................................................    6.5(a)
Exhibit G     Form of Amended and Restated Registration Rights Agreement.........................................    6.5(a)
Exhibit H     Holding Tax Certificate............................................................................      6.7
Exhibit I     Company Tax Certificate............................................................................      6.7
Exhibit J     Joint Press Release................................................................................   6.10(a)
Exhibit K     Form of Amended and Restated Certificate of Incorporation of the Company...........................     6.11
Exhibit L     Form of Amended and Restated Bylaws of the Company.................................................     6.11
Exhibit M     Resigning Officers of the Company..................................................................     6.15
Exhibit N     New Officers of the Company........................................................................     6.15
Exhibit O     Voting Agreement...................................................................................    7.1(i)
Exhibit P     Certain Employees..................................................................................    7.2(d)
Exhibit Q     Form of Separation and Release Agreement...........................................................    7.2(d)
Exhibit R     Form of Severance and Retention Agreement..........................................................    7.2(e)

                                  DEFINED TERMS

TERM                                                                                           LOCATION
----                                                                                           --------
2003 10-K..................................................................       Section 3.1
401(K) Matter..............................................................       Section 3.25
Agreement..................................................................       Preamble
Amended and Restated Registration Rights Agreement.........................       Section 6.5(a)
Amended Charter............................................................       Section 6.11
Buyer......................................................................       Section 3.25
Buyer Agreement............................................................       Section 3.25
Certificate of Merger......................................................       Section 1.4
Certificates...............................................................       Section 2.3(a)
Class A-3 Exchange Ratio...................................................       Section 2.2(b)
Class A-3 Merger Consideration.............................................       Section 2.2(b)
Class B Exchange Ratio.....................................................       Section 2.2(c)
Class B Merger Consideration...............................................       Section 2.2(c)
Class C Exchange Ratio.....................................................       Section 2.2(d)
Class C Merger Consideration...............................................       Section 2.2(d)
Class D Exchange Ratio.....................................................       Section 2.2(e)
Class D Merger Consideration...............................................       Section 2.2(e)
Closing....................................................................       Section 1.3
Closing Date...............................................................       Section 1.3
COBRA......................................................................       Section 3.10(e)
Code.......................................................................       Introduction
Commitment Letter..........................................................       Section 4.21
Common Stock Exchange Ratio................................................       Section 2.2(a)
Common Stock Merger Consideration..........................................       Section 2.2(a)
Company....................................................................       Preamble
Company Board Approval.....................................................       Section 3.11(a)
Company Bylaws.............................................................       Section 3.1
Company Charter............................................................       Section 3.1
Company Common Stock.......................................................       Section 2.2(a)
Company Contracts..........................................................       Section 3.21(a)
Company Disclosure Letter..................................................       Article 3 (Introductory Paragraph)
Company Employee...........................................................       Section 3.15(a)
Company Employee Benefit Plan..............................................       Section 3.10(a)
Company Employee Pension Benefit Plan......................................       Section 3.10(a)
Company Employee Welfare Benefit Plan......................................       Section 3.10(a)
Company ERISA Affiliates...................................................       Section 3.10(a)
Company Financial Advisor..................................................       Section 3.9
Company Financial Statements...............................................       Section 3.5(b)
Company Foreign National Employees.........................................       Section 3.16
Company Independent Contractors............................................       Section 3.15(a)
Company Insurance Policies.................................................       Section 3.20
Company Intellectual Property..............................................       Section 3.19
Company Knowledgeable Officers.............................................       Section 9.3
Company Material Adverse Effect............................................       Section 3.3(b)
Company Preferred Stock....................................................       Section 3.2(a)
Company Rights.............................................................       Section 3.2(a)
Company Rights Plan........................................................       Section 3.2(a)
Company SEC Reports........................................................       Section 3.5(a)
Company Stockholder Vote...................................................       Section 3.11(d)
Company Stockholders Meeting...............................................       Section 6.1(d)
Company Subsidiaries.......................................................       Section 3.1
Comsys.....................................................................       Preamble

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
TERM                                                                                        LOCATION
----                                                                                        --------
Comsys Common Stock........................................................       Section 4.2(a)
Comsys Contracts...........................................................       Section 4.20(a)
Comsys Disclosure Letter...................................................       Article 4 (Introductory Paragraph)
Comsys Employee............................................................       Section 4.14(a)
Comsys Employee Benefit Plan...............................................       Section 4.10(a)
Comsys Employee Pension Benefit Plan.......................................       Section 4.10(a)
Comsys Employee Welfare Benefit Plan.......................................       Section 4.10(a)
Comsys ERISA Affiliates....................................................       Section 4.10(a)
Comsys Foreign National Employees..........................................       Section 4.15
Comsys Independent Contractors.............................................       Section 4.14(a)
Comsys Insurance Policies..................................................       Section 4.19
Comsys Intellectual Property...............................................       Section 4.18
Comsys Knowledgeable Officers..............................................       Section 9.3
Confidentiality Agreement..................................................       Section 6.9(c)
Constituent Entities.......................................................       Section 1.1
Credit Facility............................................................       Section 5.2(b)
DGCL.......................................................................       Introduction
D&O Insurance..............................................................       Section 6.14(c)
Effective Date.............................................................       Section 1.4
Effective Time.............................................................       Section 1.4
Environmental Laws.........................................................       Section 3.13
ERISA......................................................................       Section 3.10(o)
Escrow Agreement...........................................................       Section 2.4(f)
Escrowed Shares............................................................       Section 2.4(f)
Exchange Act...............................................................       Section 3.3(c)
Exchange Ratios............................................................       Section 2.2(e)
Expense Cap................................................................       Section 8.3
Expenses...................................................................       Section 8.3
Financing..................................................................       Section 4.21
Form S-8...................................................................       Section 6.5(b)
GAAP.......................................................................       Section 3.5(b)
Group A Designees..........................................................       Section 6.15(a)
Group B Designees..........................................................       Section 6.15(a)
Holding....................................................................       Preamble
Holding Class A-1 Preferred Stock..........................................       Section 4.2(b)
Holding Class A-2 Preferred Stock..........................................       Section 4.2(b)
Holding Class A-3 Preferred Stock..........................................       Introduction
Holding Class B Preferred Stock............................................       Introduction
Holding Class C Preferred Stock............................................       Introduction
Holding Class D Preferred Stock............................................       Introduction
Holding Class E Preferred Stock............................................       Section 4.2(b)
Holding Common Stock.......................................................       Introduction
Holding Financial Statements...............................................       Section 4.5(a)
Holding Material Adverse Effect............................................       Section 4.3(d)
Holding Shares.............................................................       Section 2.3(a)
Holding Stockholder Consent................................................       Section 4.3(c)
Holding Stockholders.......................................................       Preamble
Holding Subsidiaries.......................................................       Section 4.1
HSR Act....................................................................       Section 3.3(c)
Indemnified Party..........................................................       Section 6.14(a)
Indemnifying Parties.......................................................       Section 6.14(b)
Inland.....................................................................       Section 3.22
Investors..................................................................       Section 3.22
Letter Agreement...........................................................       Section 3.22

TERM                                                                                 LOCATION
----                                                                                 --------
Letter Agreement Transactions..............................................       Section 3.11(a)
Lien.......................................................................       Section 3.4(b)
Links......................................................................       Section 3.22
Maximum Amount.............................................................       Section 6.14(c)
Merger.....................................................................       Introduction
Merger Consideration.......................................................       Section 2.2(e)
Merger Sub.................................................................       Preamble
Merger Sub Common Stock....................................................       Section 2.1
Merger Sub Stockholder Consent.............................................       Section 3.3(a)
MGOP.......................................................................       Section 3.22
MGOPB......................................................................       Section 3.22
NASDAQ.....................................................................       Section 2.3(c)
Net Cash Proceeds..........................................................       Section 3.25
NYSE.......................................................................       Section 3.5(d)
Nonqualified Plan..........................................................       Section 6.21(b)
OTC Bulletin Board.........................................................       Section 3.3(c)
Partners...................................................................       Preamble
Person.....................................................................       Section 3.9
PFI........................................................................       Section 3.3(a)
PFI Consent................................................................       Section 3.11(c)
Pre-Closing Period.........................................................       Section 2.4(f)
Proxy Statement............................................................       Section 3.3(c)
Qualified Company Employee Benefit Plan....................................       Section 3.10(c)
Qualified Comsys Employee Benefit Plan.....................................       Section 4.10(c)
Replacement Agreement......................................................       Section 3.25
Replacement Facility.......................................................       Section 5.2(b)
Sarbanes-Oxley Act.........................................................       Section 3.5(d)
Securities Act.............................................................       Section 3.5(a)
Series A Junior Participating Preferred Stock..............................       Section 3.2(a)
Series B Convertible Participating Preferred Stock.........................       Section 3.2(a)
Staffing...................................................................       Section 3.25
Staffing Disposition.......................................................       Section 6.13(a)
Subscription Agreement.....................................................       Section 3.22
Subsidiary.................................................................       Section 3.4(a)
Superior Proposal..........................................................       Section 6.10(c)
Surviving Entity...........................................................       Section 1.1
Surviving Entity Common Stock..............................................       Section 2.1
Takeover Proposal..........................................................       Section 6.10(c)
Tax or Taxes...............................................................       Section 3.12(p)
Tax Liabilities............................................................       Section 2.4(f)
Tax Return.................................................................       Section 3.12(p)
Termination Date...........................................................       Section 8.1(b)
Termination Fee............................................................       Section 8.3
Unclaimed Property Taxes...................................................       Section 2.4(f)
Unemployment Taxes.........................................................       Section 2.4(f)
Voting Agreement...........................................................       Section 7.1(i)
VPI 401(k) Plan............................................................       Section 6.21(b)
Wachovia...................................................................       Section 6.16
Wachovia Director..........................................................       Section 6.15(a)
WARN Act...................................................................       Section 3.15(e)

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of July 19, 2004, is made by and among COMSYS Holding, Inc., a Delaware corporation ("HOLDING"), COMSYS Information Technology Services, Inc., a Delaware corporation and wholly-owned subsidiary of Holding ("COMSYS"), Venturi Partners, Inc., a Delaware corporation (the "COMPANY"), Venturi Technology Partners, LLC, a North Carolina limited liability company and indirect, wholly-owned subsidiary of the Company ("PARTNERS"), VTP, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("MERGER SUB") and each of the stockholders of Holding party hereto (the "HOLDING STOCKHOLDERS").

                                  INTRODUCTION

      The respective Boards of Directors of each of Holding, Comsys, the Company and Merger Sub have unanimously (i) declared advisable and approved the merger of Merger Sub with and into Holding (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement and (ii) declared advisable, approved and adopted this Agreement.

      As a result of the Merger, and in accordance with the Delaware General Corporation Law (the "DGCL"), each issued and outstanding share of (i) the common stock of Holding, par value $.01 per share (the "HOLDING COMMON STOCK"),
(ii) Class A-3 preferred stock of Holding, par value $.01 per share (the "HOLDING CLASS A-3 PREFERRED STOCK"), (iii) Class B preferred stock of Holding, par value $.01 per share (the "HOLDING CLASS B PREFERRED STOCK"), (iv) Class C preferred stock of Holding, par value $.01 per share (the "HOLDING CLASS C PREFERRED STOCK") and (v) Class D preferred stock of Holding, par value $.01 per share (the "HOLDING CLASS D PREFERRED STOCK"), will be converted into the right to receive the applicable portion of the Merger Consideration (as defined in Section 2.2(e)).

      The parties to this Agreement intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), for Federal income tax purposes, and that this Agreement constitutes a plan of reorganization.

      In consideration of the foregoing and of the mutual covenants contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holding, Comsys, the Company, Partners, Merger Sub and the Holding Stockholders hereby agree as follows:

                                    ARTICLE 1
                                   THE MERGER

            SECTION 1.1. The Merger. At the Effective Time, in accordance with this Agreement and the DGCL, Merger Sub will be merged with and into Holding, the separate existence of Merger Sub will cease, and Holding will continue as the surviving entity. For purposes of this Agreement, (i) the entity surviving the Merger after the Effective Time may be referred to as the "SURVIVING ENTITY" and (ii) Holding and Merger Sub may together be referred to as the "CONSTITUENT ENTITIES."

            SECTION 1.2. Effects of the Merger. The Merger will have the effects set forth in the DGCL.

            SECTION 1.3. Closing. The closing of the Merger (the "CLOSING") will take place at 10:00 a.m. (Houston time) on a date to be specified by the parties, which will be no later than the second business day after satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article 7 (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable law) waived on the Closing Date), at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002 unless another time, date or place is agreed to in writing by the parties hereto (such date upon which the Closing occurs, the "CLOSING DATE").

            SECTION 1.4. Consummation of the Merger. On the Closing Date, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER") in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such later time as Holding and the Company will agree and specify in the Certificate of Merger (the time and date the Merger becomes effective being the "EFFECTIVE TIME" and "EFFECTIVE DATE," respectively).

            SECTION 1.5. Organizational Documents; Directors and Officers. The certificate of incorporation of Holding, as in effect immediately prior to the Effective Time, shall be amended in its entirety at the Effective Time to read as set forth in Exhibit A hereto and, as so amended, shall be the certificate of incorporation of the Surviving Entity until thereafter amended as provided therein and under the DGCL. The bylaws of Holding, as in effect immediately prior to the Effective Time, shall be amended in their entirety at the Effective Time to read as set forth in Exhibit B hereto and, as so amended, shall be the bylaws of the Surviving Entity until thereafter amended as provided therein and under the DGCL. The directors of Holding immediately prior to the Effective Time will be the initial directors of the Surviving Entity and will serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity's certificate of incorporation and bylaws and the DGCL. The officers of Holding immediately prior to the Effective Time will be the initial officers of the Surviving Entity and will serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity's certificate of incorporation and bylaws and the DGCL.

                                    ARTICLE 2
   EFFECT OF THE MERGER ON THE EQUITY OF THE CONSTITUENT ENTITIES; EXCHANGE OF
                                  CERTIFICATES

            SECTION 2.1. Conversion of Merger Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Holding, Comsys, Partners, the Company, Merger Sub or any Holding Stockholder, each share of common stock, par value

$.01 per share, of Merger Sub ("MERGER SUB COMMON STOCK") outstanding immediately prior to the Effective Time will be converted into one share of common stock, par value $.01 per share, of the Surviving Entity ("SURVIVING ENTITY COMMON STOCK"). Each certificate which immediately prior to the Effective Time represents a number of outstanding shares of Merger Sub Common Stock will, from and after the Effective Time, for all purposes represent the same number of shares of Surviving Entity Common Stock.

            SECTION 2.2. Conversion of Holding Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Holding, Comsys, Partners, the Company, Merger Sub or any Holding Stockholder:

            (a) Each share of Holding Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and will be converted automatically into the right to receive .0001 (the "COMMON STOCK EXCHANGE RATIO") of a fully paid and nonassessable share of common stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK") (the "COMMON STOCK MERGER CONSIDERATION"), subject to adjustments contemplated by Section 2.2(f) and
Section 2.4. As of the Effective Time, all such shares of Holding Common Stock will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate representing any such shares of Holding Common Stock will cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration and any cash in lieu of fractional shares of Company Common Stock to be issued or paid in consideration therefore upon surrender of such certificate in accordance with
Section 2.3, without interest.

            (b) Each share of Holding Class A-3 Preferred Stock issued and outstanding immediately prior to the Effective Time will be canceled and will be converted automatically into the right to receive 10.4397 (the "CLASS A-3 EXCHANGE RATIO") fully paid and nonassessable shares of Company Common Stock (the "CLASS A-3 MERGER CONSIDERATION"), subject to the adjustments contemplated by Section 2.2(f) and Section 2.4. As of the Effective Time, all such shares of Holding Class A-3 Preferred Stock will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate representing any such shares of Holding Class A-3 Preferred Stock will cease to have any rights with respect thereto, except the right to receive the Class A-3 Merger Consideration and any cash in lieu of fractional shares of Company Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.3, without interest.

            (c) The conversion of Holding Class B Preferred Stock will be based on its liquidation value. The aggregate liquidation value of Holding Class B Preferred Stock immediately prior to the Effective Time is agreed to be $53,726,164 notwithstanding anything to the contrary in Holding's certificate of incorporation and each such dollar of liquidation value of Holding Class B Preferred Stock will be canceled and will be converted automatically into the right to receive .01165118 (the "CLASS B EXCHANGE RATIO") fully paid and nonassessable shares of Company Common Stock (the "CLASS B MERGER CONSIDERATION"), subject to the adjustments contemplated by Section 2.2(f) and
Section 2.4. As of the Effective Time, all shares of Holding Class B Preferred Stock will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate representing any such shares of Holding Class B Preferred Stock will cease to have any rights with respect thereto, except the right to receive the Class B Merger Consideration and any cash in lieu of fractional shares of Company Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.3, without interest.

            (d) Each share of Holding Class C Preferred Stock issued and outstanding immediately prior to the Effective Time will be canceled and will be converted automatically into the right to receive 117.41923 (the "CLASS C EXCHANGE RATIO") fully paid and nonassessable shares of Company Common Stock (the "CLASS C MERGER CONSIDERATION"), subject to the adjustments contemplated by
Section 2.2(f) and Section 2.4. As of the Effective Time, all such shares of Holding Class C Preferred Stock will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate representing any such shares of Holding Class C Preferred Stock will cease to have any rights with respect thereto, except the right to receive the Class C Merger Consideration and any cash in lieu of fractional shares of Company Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.3, without interest.

            (e) Each share of Holding Class D Preferred Stock issued and outstanding immediately prior to the Effective Time will be canceled and will be converted automatically into the right to receive 1,411.423 (the "CLASS D EXCHANGE RATIO", and together with the Common Stock Exchange Ratio, the Class A-3 Exchange Ratio, the Class B Exchange Ratio and the Class C Exchange Ratio, the "EXCHANGE RATIOS") fully paid and nonassessable shares of Company Common Stock (the "CLASS D MERGER CONSIDERATION," and together with the Common Stock Merger Consideration, Class A-3 Merger Consideration, Class B Merger Consideration and the Class C Merger Consideration, the "MERGER CONSIDERATION"), subject to the adjustments contemplated by Section 2.2(f) and Section 2.4. As of the Effective Time, all such shares of Holding Class D Preferred Stock will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate representing any such shares of Holding Class D Preferred Stock will cease to have any rights with respect thereto, except the right to receive the Class D Merger Consideration and any cash in lieu of fractional shares of Company Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with
Section 2.3, without interest.

            (f) Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock, Holding Common Stock, Holding Class A-3 Preferred Stock, Holding Class B Preferred Stock, Holding Class C Preferred Stock or Holding Class D Preferred Stock are changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon is declared with a record date within such period, the Exchange Ratios will be appropriately adjusted to provide the Holding Stockholders the same economic effect as contemplated by this Agreement prior to such event.

            SECTION 2.3. Exchange of Certificates.

            (a)   Exchange Procedures. Immediately following the Effective Time,
(i) each of the Holding Stockholders will deliver to the Company for cancellation and in exchange for the applicable portion of the Merger Consideration, certificates (collectively, the "CERTIFICATES") that, immediately prior to the Effective Time, represented all issued and outstanding shares of Holding Common Stock, Holding Series A-3 Preferred Stock, Holding Series B Preferred Stock, Holding Series C Preferred Stock or Holding Series D Preferred Stock (collectively, the "HOLDING SHARES") owned by such Holding Stockholder and (ii) the Company will deliver to each of the Holding Stockholders one or more certificates representing the applicable portion of the Merger Consideration and, if applicable, cash in lieu of any fractional share as contemplated by Section 2.3(c). The Certificates shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender in accordance with this Section 2.3 the applicable portion of the Merger Consideration into which the Holding Shares have been converted pursuant to
Section 2.2 and, if applicable, cash in lieu of any fractional share as contemplated by Section 2.3(c).

            (b) No Further Ownership Rights in Holding Shares. The Merger Consideration issued or paid upon the surrender for exchange of the Certificates in accordance with the terms of this Article 2 will be deemed to have been issued in full satisfaction of all rights pertaining to the Holding Shares theretofore represented by the Certificates, and from and after the Effective Time there will be no further registration of transfers on the stock transfer books of Holding of the Holding Shares that were outstanding immediately prior to the Effective Time.

            (c) No Fractional Shares. No certificates or scrip representing fractional shares of Company Common Stock will be issued upon the surrender for exchange of Certificates, no dividend or distribution of the Company will relate to such fractional share interest and such fractional share interest will not entitle the owner thereof to vote or to any rights of a stockholder of the Company. In lieu of such fractional share interest, the Company will pay to the former holder of a Certificate after aggregating all Certificates held by such holder an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such former holder (after taking into account all Holding Shares held at the Effective Time by such holder) would otherwise be entitled by (y) the average of the last reported sale prices for a share of Company Common Stock on the NASDAQ National Market ("NASDAQ"), or such other national exchange on which the Company Common Stock is listed and traded (in each case as reported in The Wall Street Journal, or, if not so reported, any other authoritative source) for the five most recent trading days on which trades in the Company Common Stock were made prior to the Closing Date.

            SECTION 2.4. Adjustments to the Exchange Ratios.

            (a) Adjustments Based on Net Cash Proceeds. In the event the Net Cash Proceeds (as defined in Section 3.25) received by the Company as consideration for the Staffing Disposition (as defined in Section 6.13) exceed $25 million, the aggregate Merger Consideration will be adjusted in accordance with the following table so that, immediately after the Effective Time and subject to Section 2.4(d), the Holding Stockholders will collectively own the percentage of the outstanding Company Common Stock (on a fully diluted basis, including the exercise or conversion of all warrants, options, preferred stock or similar interests, as applicable) specified in the table (or proportionately adjusted to the nearest whole share of Company Common Stock for incremental amounts between those amounts shown in the table); provided, however, that in no event will the aggregate Merger Consideration be adjusted pursuant to this

Section 2.4(a) so as to result in the Holding Stockholders collectively owning less than 50.2% of the outstanding Company Common Stock (on a fully diluted basis as described above) immediately after the Effective Time.

Net Cash Proceeds In Excess of $25 Million                  Holding Stockholders Collective Ownership
               ($ millions)                                                    (%)
------------------------------------------                  -----------------------------------------
                     0                                                          55.5
                     5                                                          54.5
                    10                                                          53.5
                    15                                                          52.6
                    20                                                          51.8
                    25                                                          51.0
                30 or more                                                      50.2

            (b) Adjustments Based on Fully Diluted Company Common Stock Outstanding. In the event that the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (on a fully diluted basis, including shares issuable upon the exercise or conversion of all warrants, options, preferred stock or similar interests, as applicable) plus the number of shares issuable upon the exercise or conversion of all warrants issued in connection with the preferred stock subscription agreement attached as an exhibit to the Letter Agreement is more or less than 7,544,541, then the aggregate Merger Consideration will be adjusted so that such Merger Consideration at the Effective Time represents the same percentage interest in the Company as it did on the date of this Agreement.

            (c)   Reserved.

            (d) If the aggregate Merger Consideration is adjusted as set forth in Sections 2.4(a) and (b) above, then (i) the respective number of shares of Company Common Stock constituting each of the aggregate Common Stock Merger Consideration, aggregate Class A-3 Merger Consideration, aggregate Class B Merger Consideration, aggregate Class C Merger Consideration and aggregate Class D Merger Consideration shall be adjusted to equal the number of shares of Company Common Stock obtained by multiplying (x) the aggregate number of shares constituting the aggregate Merger Consideration as adjusted above, by (y) a fraction, the numerator of which is the number of shares of Company Common Stock constituting the aggregate Merger Consideration to be received by the applicable class of Holding capital stock prior to the adjustment, and the denominator of which is the number of shares of Company Common Stock constituting the aggregate Merger Consideration prior to such adjustment, and (ii) appropriate adjustments shall be made to the Merger Consideration to be received in respect to each share of the applicable class of Holding capital stock and the Exchange Ratio for such class of Holding capital stock to reflect the adjustment to the number of shares constituting the aggregate Merger Consideration to be received by the applicable class of Holding capital stock.

            (e) Excess Net Cash Proceeds. In the event Net Cash Proceeds exceed $55 million, the Company will, notwithstanding anything to the contrary contained herein, distribute such excess to its stockholders prior to Closing without modifying any other calculation set forth in this Section 2.4.

            (f) Adjustments Based on Tax Liabilities. At the Closing, the Company will place in escrow 186,705 of the shares of Company Common Stock constituting Merger Consideration (the "ESCROWED SHARES") in connection with potential obligations with respect to: (a) the Taxes of Staffing or any of its Subsidiaries due, or at any time determined to be due, and payable to the State of California, or any subdivision or agency thereof, for unemployment taxes (the "UNEMPLOYMENT TAXES") for any period beginning on or before and ending after the Closing Date which is allocable to the portion of the period occurring on or before the Closing Date (the "PRE-CLOSING PERIOD"); and (b) the Taxes of Staffing or any of its Subsidiaries due, or at any time determined to be due, and payable to the State of Delaware, or any subdivision or agency thereof, in respect of escheated property for any Pre-Closing Period (the "UNCLAIMED PROPERTY TAXES" and, together with the Unemployment Taxes, the "TAX LIABILITIES"). The number of Escrowed Shares attributable to each Holding Stockholder is set forth on Exhibit C attached hereto. The Company shall act as escrow agent and hold the Escrowed Shares on terms and conditions customary for such an escrow arrangement. The Escrowed Shares shall be held and released in accordance with an escrow agreement in the form attached as Exhibit D (the "ESCROW AGREEMENT"), which Escrow Agreement shall be entered into among the Company, Holding and the Holding Stockholders, and shall provide for the release of the Escrowed Shares to the Holding Stockholders as and when obligations for the Tax Liabilities are paid by the Company or any of its Subsidiaries and confirmed by the Company's audit committee.

            SECTION 2.5. Taking of Necessary Action; Further Action. Each of Holding, Partners, Comsys, the Company, Merger Sub and each Holding Stockholder will use its commercially reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under the DGCL as promptly as commercially practicable. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Entity with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Entities, the officers and directors of the Surviving Entity are fully authorized in the name of each Constituent Entity or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE 3
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY, MERGER SUB AND PARTNERS

      Except as set forth on the disclosure letter (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein) previously delivered by the Company to Holding and Comsys (the "COMPANY DISCLOSURE LETTER"), the Company, Merger Sub and Partners hereby jointly and severally represent and warrant to Holding, Comsys and the Holding Stockholders as follows, provided, however, that no representation or warranty or covenant in this Article 3 other than Section 3.10 and Section 3.25 shall be deemed to include Staffing:

            SECTION 3.1. Organization. The Company and each of the Subsidiaries of the Company (the "COMPANY SUBSIDIARIES") is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, operate and lease its properties and to carry on its business as now conducted. The Company and each of the Company Subsidiaries is duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified and/or licensed, individually or in the aggregate, would not be material to the Company and the Company Subsidiaries or Partners, in each case considered as a single enterprise. The copies of the Company's restated certificate of incorporation delivered to Holding prior to the date hereof (the "COMPANY CHARTER") and amended and restated bylaws (the "COMPANY BYLAWS") which are incorporated by reference as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 28, 2003 (the "2003 10-K") are complete and correct copies of such documents and contain all amendments thereto as in effect on the date of this Agreement. The copies of the certificate of incorporation and bylaws or similar organizational documents of the Company Subsidiaries that were delivered to Holding and Comsys prior to the date of this Agreement are complete and correct copies of such documents and contain all amendments thereto as in effect on the date of this Agreement.

            SECTION 3.2. Capitalization.

            (a) As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 95,000,000 shares of Company Common Stock, 6,089,938 of which are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, $.01 par value (the "COMPANY PREFERRED STOCK"), of which (A) 500,000 shares have been designated as "SERIES A JUNIOR PARTICIPATING PREFERRED STOCK," no shares of which are issued and outstanding and (B) 1,047,290 shares have been designated as "SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK," no shares of which are issued and outstanding. As of the date of this Agreement, no shares of Company Common Stock were held in the treasury of the Company and 500,000 shares of Series A Junior Participating Preferred Stock were reserved for issuance upon exercise of the rights (the "COMPANY RIGHTS") distributed to the holders of Company Common Stock pursuant to the Amended and Restated Rights Agreement dated as of April 14, 2003, by and between the Company and Wachovia Bank, N.A., as amended on August 18, 2003 and the date hereof (the "COMPANY RIGHTS PLAN"). The issued and outstanding shares of Company Common Stock have been, and all shares which may be issued in connection with the Merger will be, duly authorized and validly issued, fully paid and nonassessable, and free of preemptive rights. The Company has not, subsequent to December 28, 2003, declared or paid any dividend, or declared or made any distribution on, or authorized the creation or issuance of, or issued, or authorized or effected any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock, nor has the Company heretofore agreed to take any such action. There are no outstanding contractual obligations of the Company of any kind to redeem, purchase or otherwise acquire any outstanding shares of capital stock of the Company. Other than the Company Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote on any matters on which stockholders of the Company may vote. All of the outstanding capital stock of Merger Sub is owned by the Company.

            (b) Section 3.2(b) of the Company Disclosure Letter lists all outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company or any Company Subsidiary any capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company (and the exercise, conversion, purchase, exchange or other similar price thereof) and all outstanding restricted stock awards. There are no stock appreciation rights attached to the options, warrants or rights listed in Section 3.2(b) of the Company Disclosure Letter. Except as set forth above in this Section 3.2 and Section 3.2(b) of the Company Disclosure Letter, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding, and there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound obligating the Company or any of the Company Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of the Company Subsidiaries or obligating the Company or any of the Company Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. The Company's execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby will not cause any adjustments to the terms of any of the Company's outstanding warrants.

            SECTION 3.3. Authorization; No Conflict.

            (a) Each of the Company and Merger Sub has the requisite corporate power and authority to enter into and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and Merger Sub, the performance by the Company and Merger Sub of their respective obligations hereunder and the consummation by the Company and Merger Sub of the transactions contemplated hereby (including the Staffing Disposition) have been duly authorized by the respective Boards of Directors of the Company and Merger Sub. Partners has the requisite limited liability company power and authority to enter into and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Partners, the performance by Partners of its obligations hereunder and the consummation by Partners of the transactions contemplated hereby have been duly authorized by PFI Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("PFI"), as the sole member of Partners. No other corporate proceedings on the part of the Company or any of the Company Subsidiaries (including Merger Sub and Partners) are necessary to authorize the execution and delivery of this Agreement, the performance by the Company, Partners and Merger Sub of their respective obligations hereunder and the consummation by the Company, Partners and Merger Sub of the transactions contemplated hereby (including the Staffing Disposition), except for the approval of this Agreement by the Company Stockholder Vote (as defined in Section 3.11(d)) and by the holder or holders of a majority of the common stock of Merger Sub (the "MERGER SUB STOCKHOLDER CONSENT"). This Agreement has been duly executed and delivered by the Company, Partners and Merger Sub and constitutes a valid and binding obligation of each of the Company, Partners and Merger Sub, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

            (b) Neither the execution and delivery of this Agreement by the Company, Partners or Merger Sub, nor the consummation by the Company, Partners or Merger Sub of the transactions contemplated hereby (including the Staffing Disposition) nor compliance by the Company, Partners or Merger Sub with any of the provisions herein will (i) result in a violation or breach of or conflict with the certificate of incorporation or bylaws of the Company or similar organizational documents of any of the Company Subsidiaries, (ii) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien (as defined in Section 3.4(b)) upon any of the properties or assets owned or operated by the Company or any Company Subsidiaries under, or result in being declared void, voidable or without further binding effect, or otherwise result in a detriment to the Company or any Company Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or any of their respective properties or assets may be bound or
(iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph
(c) below, violate any judgment, ruling, order, writ, injunction, decree, statute, law (including the common law), rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets, other than any such event described in items (ii) or (iii) which, individually or in the aggregate, has not had and would not reasonably be expected to have or result in a Company Material Adverse Effect. A "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of either (x) Partners and its Subsidiaries, considered as a single enterprise or (y) the Company and the Company Subsidiaries, considered as a single enterprise or (ii) the ability of any of the Company, Merger Sub and Partners to perform their respective obligations under this Agreement or to consummate the transactions contemplated by this Agreement; provided, however, that any event, condition, change, occurrence, development or state of circumstances which (A) adversely affects the securities markets in general or the information technology staffing industry generally, including legal, accounting or regulatory changes, (B) arises out of general economic or industry conditions (and in each case does not disproportionately affect the Company and the Company Subsidiaries or Partners, in each case considered as a single enterprise) or (C) (other than with respect to a breach of either this Section
3.3 or Section 3.21 that is not timely cured if susceptible to cure) arise out of, result from or relate to the transactions contemplated by this Agreement or the announcement thereof, shall not be considered in determining whether a Company Material Adverse Effect has occurred. For purposes hereof, changes in the trading price of Company Common Stock as reported by the NASDAQ or a delisting from NASDAQ will not alone constitute a Company Material Adverse Effect.

            (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory authority is necessary to be obtained or made by the Company or any Company Subsidiary in connection with the Company's execution, delivery and performance of this Agreement or the consummation by the Company or Merger Sub of the transactions contemplated hereby, except for (i) compliance with the DGCL, with respect to the filing of the Certificate of Merger, (ii) compliance with the Hart-Scott-Rodino Antitrust

Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT") and applicable foreign competition and/or antitrust laws, if any, (iii) the filing with the SEC of (A) a proxy statement with respect to the Merger and other matters to be submitted to the Company stockholders for their consideration as provided in clauses (i) through (iii) of the first sentence of Section 6.1(d) (such proxy statement, as amended or supplemented from time to time, the "PROXY STATEMENT") and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) and Rule 14f-1 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT"), as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) compliance with the rules of the Over the Counter Bulletin Board (the "OTC BULLETIN BOARD"), NASDAQ or other exchange on which Shares of the Company Common Stock are traded, as applicable and (v) compliance with the "BLUE SKY" laws of various states.

            SECTION 3.4. Subsidiaries.

            (a) The Company Subsidiaries and their respective jurisdictions of organization are identified in Section 3.4(a) of the Company Disclosure Letter. As used in this Agreement, "SUBSIDIARY" means, with respect to any party, any corporation or other organization whether incorporated or unincorporated, of which (x) at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries, or (y) such party or any Subsidiary of such party is a general partner of a partnership or a manager of a limited liability company.

            (b) All of the outstanding shares of capital stock or other equity securities of, or other ownership interests in, each Company Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and such shares, securities or interests are owned by the Company or by a Company Subsidiary free and clear of any Liens or limitations on voting rights. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of, or other ownership interests in, any Company Subsidiaries. There are no agreements requiring the Company or any Company Subsidiary to make contributions to the capital of, or lend or advance funds to, any Company Subsidiary. As used in this Agreement, "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

            SECTION 3.5. SEC Reports and Financial Statements.

            (a) Since January 1, 2001, the Company has filed with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and other documents (collectively, including all exhibits thereto, the "COMPANY SEC REPORTS") required to be filed by the Company with the SEC. As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, the Company SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act and the respective rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports, and none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act.

            (b) The consolidated balance sheets and the related consolidated statements of operations, consolidated statements of stockholders' equity and comprehensive income (loss) and consolidated statements of cash flows (including, in each case, any related notes and schedules thereto) (collectively, the "COMPANY FINANCIAL STATEMENTS") of the Company contained in the Company SEC Reports have been prepared from the books and records of the Company and the Company Subsidiaries, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as otherwise noted therein) and present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments in the ordinary course of business). Except as reflected in the Company Financial Statements, neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than liabilities or obligations that (i) were not required by GAAP to be disclosed or provided for in the Company Financial Statements or
(ii) were incurred since December 31, 2003, and which, in each case, (A) were incurred in the ordinary course of business consistent with past practice and
(B) individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

            (c) Since January 1, 2001, the Company has not received written notice from the SEC or any other governmental entity that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or other governmental entity. Since January 1, 2001, the Company's independent public accounting firm has not informed the Company that it has any material questions, challenges or disagreements regarding or pertaining to the Company's accounting policies or practices. Since January 1, 2001, to the knowledge of the Company, no officer or director of the Company has received, or is entitled to receive, any material compensation from any entity that has engaged in or is engaging in any material transaction with the Company or any Company Subsidiary. Set forth in Section 3.5(c) of the Company Disclosure Letter is a list of all off-balance sheet special purpose entities and financing arrangements of the Company and the Company Subsidiaries.

            (d) With respect to each annual report on Form 10-K, each quarterly report on Form 10-Q and each amendment of any such report included in the Company SEC Reports filed since August 29, 2002, the chief executive officer and chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "SARBANES-OXLEY

ACT") and any related rules and regulations promulgated by the SEC and the New York Stock Exchange (the "NYSE"), the OTC Bulletin Board, NASDAQ or other exchange on which the Company Common Stock has been or is traded from time to time, as applicable, and the statements contained in any such certifications are complete and correct in all material respects.

            (e) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) or 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company required to be disclosed in the Company's Exchange Act Reports, including its consolidated Company Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and, to the knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and its principal financial officer to material information required to be included in the Company's periodic reports required under the Exchange Act.

            (f) The Company is, or will timely be, in compliance in all material respects with all current and proposed listing and corporate governance requirements of the NYSE, the OTC Bulletin Board, NASDAQ or other exchange on which the Company Common Stock has been or is traded from time to time, as applicable, and is in compliance in all material respects, and will continue to remain in compliance from the date hereof until immediately after the Effective Time, with all rules, regulations and requirements of the Sarbanes-Oxley Act and the SEC.

            SECTION 3.6. Absence of Material Adverse Changes, etc. Since March 28, 2004, the Company and the Company Subsidiaries have conducted their business in the ordinary course of business consistent with past practice and there has not been or occurred:

            (a) any event, condition, change, occurrence, development or state of circumstances which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

            (b) any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets owned or operated by the Company and the Company Subsidiaries; or

            (c) any event, condition, action or occurrence that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1(b).

            SECTION 3.7. Litigation. There are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of the Company, threatened, to which the Company or any of the Company Subsidiaries is a party. There are no judgments, decrees, injunctions, rules, awards or orders of any governmental or regulatory entity or arbitrator outstanding against the Company or any of the Company Subsidiaries.

            SECTION 3.8. Information Supplied. The information provided by the Company for inclusion in the Proxy Statement (including any information required to be filed with the SEC and delivered to the Company stockholders pursuant to Rule 14f-1 under the Exchange Act) and each amendment or supplement thereto, at the time of filing thereof with the SEC and at the time of its dissemination to the Company's stockholders will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act (and include any information required to be included therein pursuant to Rule 14f-1 under the Exchange Act). Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information about Holding or Comsys or any of their respective affiliates supplied by or through Holding or Comsys in writing specifically for inclusion in the Proxy Statement or any amendment or supplement thereto.

            SECTION 3.9. Broker's or Finder's Fees. Except for SunTrust Capital Markets, Inc. (the "COMPANY FINANCIAL ADVISOR"), no agent, broker, Person or firm acting on behalf of the Company or any Company Subsidiary or under the Company's or any Company Subsidiary's authority is or will be entitled to any advisory, commission or broker's or finder's fee or commission from any of the parties hereto in connection with any of the transactions contemplated hereby. The Company has furnished to Holding and Comsys a true and complete copy of the Company's agreement with the Company Financial Advisor, pursuant to which the Company Financial Advisor is entitled to a fee in connection with the transactions contemplated hereby. The term "PERSON" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or other entity.

            SECTION 3.10. Employee Plans.

            (a) There are no current Company Employee Benefit Plans established, maintained, adopted, participated in, sponsored, contributed or required to be contributed to, provided, promised to be provided, terminated by, or resulting in any material liability to the Company or any entity with which the Company is considered a single employer under Section 414(b), (c) or (m) of the Code ("COMPANY ERISA AFFILIATES"). As used in this Agreement, "COMPANY EMPLOYEE BENEFIT PLAN" means any Company or Company Subsidiary plan, program, policy, practice, agreement or other arrangement providing compensation or benefits in any form to any current or former employee, independent contractor, officer or director of the Company or any of the Company Subsidiaries or any beneficiary or dependent thereof, whether written or unwritten, formal or informal, including without limitation any "employee welfare benefit plan" within the meaning of
Section 3(1) of ERISA ("COMPANY EMPLOYEE WELFARE BENEFIT PLAN"), any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) ("COMPANY EMPLOYEE PENSION BENEFIT PLAN") and any other pension, profit-sharing, bonus, incentive compensation, deferred compensation, vacation, sick pay, stock purchase, stock option, phantom equity, severance, employment, consulting, unemployment, hospitalization or other medical, life, or other insurance, long- or short-term disability, change of control, fringe benefit, or any other plan, program or policy.

            (b) With respect to each Company Employee Benefit Plan, the Company has made available to Holding and Comsys a true, correct and complete copy of:
(i) each writing constituting a part of such Company Employee Benefit Plan (including, but not limited to, the plan document(s), adoption agreement, prototype or volume submitter documents, trust agreement, annuity contract, third party administrative contracts and insurance contracts) and all amendments thereto; (ii) the two most recent Annual Reports (Form 5500 Series) including all applicable schedules, if required; (iii) the current summary plan description and any material modifications thereto, if required to be furnished under ERISA, or any written summary provided to participants with respect to any plan for which no summary plan description exists; (iv) the most recent determination letter (or if applicable, advisory or opinion letter) from the Internal Revenue Service, if any, or if an application for a determination letter is pending, the application with all attachments; and (v) all notices given within the last three years relating to such Company Employee Benefit Plan, any fiduciary thereof, the Company, or any ERISA Affiliate by the Internal Revenue Service, Department of Labor, Pension Benefit Guarantee Corporation, or other governmental agency relating to such Company Employee Benefit Plan.

            (c) Each Company Employee Benefit Plan that is intended to be "QUALIFIED" within the meaning of Section 401(a), 401(f) or 403(a) of the Code and, to the extent applicable, Section 401(k) of the Code ("QUALIFIED COMPANY EMPLOYEE BENEFIT PLAN"), has received a favorable determination letter from the Internal Revenue Service that has not been revoked (or is within the remedial amendment period for obtaining such letter), and no event has occurred and no condition exists that could reasonably be expected to adversely affect the qualified status of any such Company Employee Benefit Plan. For the avoidance of doubt, the term "favorable determination letter" as used in this Section 3.10(c) does not include an opinion letter or advisory letter issued with respect to a master and prototype or volume submitter plan. Any favorable determination letters referenced in this Section 3.10(c) cover "GUST" as defined in footnote 2 of IRS Notice 2003-49. Each Qualified Company Employee Benefit Plan has timely made "GOOD FAITH" amendments to comply with the Economic Growth and Tax Reconciliation Relief Act of 2001 as required by IRS Notice 2001-42.

            (d) The Company has (i) filed or caused to be filed all material returns and reports on the Company Employee Benefit Plans that it and/or any fiduciary of any such plan is required to file and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports.

            (e) The funding, if any, under each Company Employee Welfare Benefit Plan does not exceed and has not exceeded the limitations under Sections 419A(b) and 419A(c) of the Code. The Company is not subject to taxation on the income of any Company Employee Welfare Benefit Plan's welfare benefit fund (as such term is defined in Section 419(e) of the Code) under Section 419A(g) of the Code. All Company Employee Welfare Benefit Plans required to comply with the health care continuation coverage ("COBRA") provisions of ERISA and the Code (and similar state law) have complied with such requirements in all material respects.

            (f) Each Company Employee Benefit Plan has been operated and administered in all material respects in accordance with its provisions.

            (g) The Company and the Company Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Company Employee Benefit Plans.

            (h) Neither the Company nor any ERISA Affiliate has ever established, maintained, contributed to, or had an obligation to contribute to, any Company Employee Benefit Plan that is a "MULTIEMPLOYER PLAN," as that term is defined in Section 3(37) of ERISA, or is subject to Title IV of ERISA. Neither the Company nor any Company ERISA Affiliate has any liability under Title IV of ERISA (including a liability to pay premiums to the Pension Benefit Guaranty Corporation), and no such liability has been or is expected to be incurred by the Company or any of the Company Subsidiaries.

            (i) Neither the Company nor any Company Subsidiary is obligated to provide life, health or medical benefits or insurance coverage to any individual, or to the family members of any individual, for any period extending beyond the termination of the individual's employment, except to the extent required by the COBRA provisions in ERISA and the Code or any similar provisions of state law.

            (j) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the Staffing Disposition) will not, either alone or in connection with termination of employment, (i) entitle any current or former employee, independent contractor, director, or officer of the Company or the Company Subsidiaries to severance pay, any change in control payment, or any other material payment (including unemployment compensation, bonus or otherwise), except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, change the form or method of payment, or increase the amount of compensation due, any such employee, independent contractor, director, or officer, (iii) materially increase any benefits otherwise payable under any Company Employee Benefit Plan, agreement or otherwise, or (iv) entitle any such employee, independent contractor, director or officer to any gross-up or similar material payment in respect of the excise tax described in Section 4999 of the Code. Neither the Company nor any Company Subsidiary has taken any action that would result in its incurring any obligation for any payments or benefits described in clauses (i),
(ii), (iii) or (iv) of this Section 3.10(j) (without regard to whether the transactions contemplated by this Agreement are consummated) except to the extent required in a written contract or agreement in existence as of the date of this Agreement.

            (k) There are no suits, actions, proceedings, investigations, claims or orders pending or, to the knowledge of the Company, threatened against the Company, any Company Subsidiary or any Company Employee Benefit Plan related to any Company Employee Benefit Plan (other than claims for benefits or appeals of denied claims in the ordinary course of business). No Employee Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of any governmental entity, and no Plan is the subject of any pending application for administrative relief under any voluntary compliance program or closing agreement program of the Internal Revenue Service or the Department of Labor.

            (l) The Company has the right to amend or terminate each Company Employee Benefit Plan at any time without incurring any liability other than with respect to benefits that have already accrued under a Company Employee Pension Benefit Plan.

            (m) Without limiting the generality of any other representation contained herein, there exists no Lien against the Company, any Company Subsidiary, any ERISA Affiliate, or any of their assets arising under sections 302(f) or 4068(A) of ERISA or section 412(n) of the Code.

            (n) Neither the Company nor any Company ERISA Affiliate has a formal plan, commitment, or proposal, whether legally binding or not, nor has any of them made a commitment to employees, officers, directors, consultants or independent contractors to create any additional Company Employee Benefit Plan or modify, change or terminate any existing Company Employee Benefit Plan, and no such plan, commitment or proposal is under serious consideration. No events have occurred or are expected to occur with respect to any Company Employee Benefit Plan that would cause a material change in the cost of providing the benefits under such plan or would cause a material change in the cost of providing for other liabilities of such plan other than an economic downturn, an increase in the cost of healthcare, or similar event beyond the control of the Company and Company Subsidiaries.

            (o) As used in this Agreement, "ERISA" means the Employee Retirement Income Securities Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            SECTION 3.11. Board Recommendation; Company Action; Requisite Vote of the Company's Stockholders.

            (a) The Board of Directors of the Company has, by resolutions duly adopted by the requisite vote of the directors present at a meeting of such board duly called and held on July 17, 2004 and not subsequently rescinded or modified in any way, unanimously (i) determined that this Agreement, the Merger, in accordance with the terms of this Agreement, and the other transactions contemplated hereby (including the proposed amendment and restatement of the Company Charter and the Company Bylaws, approval of the transactions contemplated by the Letter Agreement (as defined in Section 3.22) (the "LETTER AGREEMENT TRANSACTIONS") and the Staffing Disposition (as defined in Section 6.13(a))) are advisable and in the best interests of the Company and its stockholders, (ii) approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby, including the Letter Agreement Transactions, the Staffing Disposition and the amendment and restatement of the Company Charter and Company Bylaws, (iii) directed that this Agreement, the amended and restated Company Charter and the Staffing Disposition be submitted for consideration by the stockholders of the Company and (iv) recommended that the stockholders of the Company approve this Agreement, the amendment and restatement of the Company Charter and the Staffing Disposition (collectively, the "COMPANY BOARD APPROVAL"). Notwithstanding the foregoing, any change in or modification or revocation of the recommendation to the Company's stockholders of this Agreement, the amendment and restatement of the Company Charter or the Staffing Disposition by the Board of Directors of the Company in accordance with either Section 6.1(d) or Section 6.10(a) shall not constitute a breach of the representation in clause (iv). The Board of Directors of the Company has received from the Company Financial Advisor a written opinion, a true and correct copy of which has been provided to Holding and Comsys by the Company, to the effect that, as of the date of the opinion, from a financial point of view, the consideration to be received by the shareholders of the Company pursuant to the Merger transaction is fair to the Company's stockholders. The Company has been authorized by the Company Financial Advisor to include such opinion in its entirety in the Proxy Statement so long as such inclusion is in form and substance reasonably satisfactory to the Company Financial Advisor and its counsel.

            (b) The Board of Directors of Merger Sub has, by written consent of all of the directors, which consent has not been subsequently rescinded or modified in any way, unanimously (i) determined that this Agreement, the Merger, in accordance with the terms of this Agreement, and the other transactions contemplated hereby are advisable and in the best interests of Merger Sub, (ii) approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby, (iii) directed that this Agreement be submitted for consideration by the sole stockholder of Merger Sub and (iv) recommended that the sole stockholder of Merger Sub approve this Agreement (including the Merger Consideration and the transactions contemplated by the Subscription Agreement and the Letter Agreement) and execute the Merger Sub Stockholder Consent. The Company is the sole stockholder of Merger Sub, and the Merger Sub Stockholder Consent is the only approval of the holder or holders of any class or series of Merger Sub's capital stock necessary to approve this Agreement and the transactions contemplated hereby and to consummate the Merger.

            (c) The sole member of Partners has, by resolutions duly adopted by such sole member, as of July 19, 2004 and not subsequently rescinded or modified in any way, unanimously (i) determined that this Agreement, the Merger, in accordance with the terms of this Agreement, and the other transactions contemplated hereby are advisable and in the best interests of Partners, (ii) approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby, (iii) directed that this Agreement be submitted for consideration by the sole holder of all outstanding equity interests in Partners and (iv) recommended that the sole holder of all outstanding equity interests in Partners approve this Agreement. PFI is the sole holder of all outstanding equity interests in Partners, and the written consent of PFI approving this Agreement and the transactions contemplated hereby (the "PFI CONSENT") is the only approval of the holder or holders of any class or series of Partners' equity interests necessary to approve this Agreement and the transactions contemplated hereby. PFI, as the sole holder of all outstanding equity interests in Partners, has executed and delivered the PFI Consent.

            (d) The only vote of the holders of any class or series of the Company's capital stock that is or will be necessary to:

                  (i) approve this Agreement and adopt the plan of merger contained herein is the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock;

                  (ii) amend and restate the Company Charter is either (A) the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock, or (B) if the Company Board Approval is rescinded and in any subsequent resolution relating to such amendment and restatement, no Significant Holder Designee is included among those members of the Board of Directors of the Company voting in favor of such resolution, the affirmative vote of the holders of 75% of the issued and outstanding shares of Company Common Stock; and

                  (iii) approve the Staffing Disposition is the adoption of a resolution authorizing the Staffing Disposition by the holders of a majority of the issued and outstanding shares of Company Common Stock entitled to vote thereon, provided, however, that so long as the Staffing Disposition constitutes a Related Party Transaction as defined in and pursuant to the Company Charter,
(A) each Five Percent Holder (as such term is defined in the Company Charter) has approved such action and (B) such action also has been approved by the affirmative vote of 80% of the entire Board of Directors of the Company, which approval has been satisfied as of the date hereof by the Company Board Approval and remains in full force and effect (such adoptions and approvals, collectively, the "COMPANY STOCKHOLDER VOTE").

No vote of the holders of any class or series of the Company's capital stock is or will be necessary to amend and restate the Company Bylaws, provided that the Board of Directors of the Company, including at least one Significant Holder Designee, has approved such action, which approval has been satisfied by the Company Board Approval and the amendment and restatement of the Company Bylaws contemplated by this Agreement will become effective without any further corporate action by the Company at the Effective Time.

         SECTION 3.12. Taxes.

            (a) Each of the Company and each Company Subsidiary has timely filed all material federal, state, local, and other Tax Returns required to be filed by it in the manner prescribed by applicable law and all such Tax Returns are true, complete and correct in all material respects. All Taxes shown as due on such Tax Returns have been paid in full and the Company and each Company Subsidiary has made adequate provision (or adequate provision has been made on its behalf) for all accrued Taxes not yet due. The accruals and reserves for Taxes reflected in the 2003 10-K are adequate to cover all Taxes accruing through such date. The Company and the Company Subsidiaries have withheld and paid over all material Taxes required to have been withheld and paid over, and complied in all material respects with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no material Liens on any of the assets, rights or properties of the Company or any Company Subsidiary with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that the Company or a Company Subsidiary is contesting in good faith through appropriate proceedings.

            (b) As of the date of this Agreement, no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary has received a written notice of any material pending or proposed claims, audits or proceedings with respect to Taxes. No material deficiencies have been asserted in writing against the Company or any Company Subsidiary as a result of examinations by any state, local, federal or foreign taxing authority and no material issue has been raised by any examination conducted by any state, local, federal or foreign taxing authority that, by application of the same principles, might result in a proposed deficiency for any other period not so examined which deficiency (or deficiencies), in either case, is not (or are not) adequately reserved for in the most recent Company Financial Statements. Each material deficiency resulting from any audit or examination relating to Taxes of the Company or any Company Subsidiary by any taxing authority has been paid or is being contested in good faith and in accordance with law and is adequately reserved for on the balance sheets contained in the Company Financial Statements in accordance with GAAP. No claim is pending and no claim has ever been made that has not been resolved by an authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns that the Company or any Company Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction. Neither the Company nor any Company Subsidiary is subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other tax authorities that will be binding on the Company or any Company Subsidiary with respect to any period following the Closing Date. Neither the Company nor any Company Subsidiary has granted any power of attorney which is currently in force with respect to any income, franchise or similar Taxes or any income, franchise or similar Tax Returns.

            (c) Neither the Company nor any Company Subsidiary has requested any extension of time within which to file any material Tax Return which Tax Return has not yet been filed. There are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Taxes against the Company or any Company Subsidiary. The Company and each Company Subsidiary have disclosed on their federal income Tax Returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code. Neither the Company nor any Company Subsidiary has been a party to a "listed transaction" within the meaning of Treas. Reg. Sec. 1.6011-4(b).

            (d) Neither the Company nor any Company Subsidiary is a party to any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

            (e) To the knowledge of the Company, neither the Company nor any Company Subsidiary is a party to any agreement, contract, or arrangement that, individually or collectively, would give rise to the payment of any amount (whether in cash or property, including shares of capital stock) that would not be deductible pursuant to the terms of Section 280G of the Code or would be subject to the excise tax under Section 4999 of the Code, or, to the knowledge of the Company, that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m) or 162(n) of the Code.

            (f) Neither the Company nor any affiliate of the Company has made with respect to the Company, any Company Subsidiary, or any assets held by the Company or any Company Subsidiary any consent under Section 341 of the Code.

            (g) Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355 (a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement, or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

            (h) The statutes of limitations for the federal income Tax Returns of the Company and the Company Subsidiaries have expired or otherwise have been closed for all taxable periods ending on or before January 3, 1999.

            (i) Neither the Company nor any Company Subsidiary is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by The Tax Equity and Fiscal Responsibility Act of 1982. None of the property owned by the Company or a Company Subsidiary is "TAX-EXEMPT USE PROPERTY" within the meaning of Section 168(h) of the Code. Neither the Company nor any Company Subsidiary is required to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

            (j) There have not been, within two years of the date of this Agreement, any (i) redemptions by the Company or any Company Subsidiary, (ii) transfers or disposition of property by the Company or any Company Subsidiary for which the Company or the Company Subsidiary did not receive adequate consideration, or (iii) distributions to the holders of Company Common Stock with respect to their stock other than distributions of cash in the ordinary course of business, excluding any redemptions, transfers or dispositions between or among the Company and any Company Subsidiary.

            (k) Section 3.12(k) of the Company Disclosure Letter accurately reflects the tax basis of the assets listed therein.

            (l) The Company's net operating loss and capital loss carryforwards are no less than the amounts reflected in Section 3.12(l) of the Company Disclosure Letter.

            (m) Neither the Company nor any Company Subsidiary has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company). To the knowledge of the Company, neither the Company nor any Company Subsidiary has been notified in writing that it will be required to incur any liability for Taxes of any Person (other than the Company or a Company Subsidiary) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign law) with respect to any Tax claim that has been made by a Tax authority with respect to such other Person.

            (n) Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any intercompany transactions or any excess loss account described in Treasury Regulations under Code section 1502 (or any corresponding or similar provision of state, local or foreign law).

            (o) Neither the Company nor any of the Company Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            (p) As used in this Agreement, "TAX" or "TAXES" means, except as any such item relates to a Company Employee Benefit Plan, (i) all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, income, franchise, profits, corporations, advance corporation, gross receipts, transfer, excise, property, sales, use value-added, ad valorem, license, capital, wage, employment, payroll, withholding, social security, severance, occupation, import, custom, stamp, alternative, add-on minimum, environmental or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions to tax applicable or related thereto; (ii) all liability for the payment of any amounts of the type described in clause (i) as the result of being a member of an affiliated, consolidated, combined or unitary group; and
(iii) all liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (i) or clause (ii). As used in this Agreement, "TAX RETURN" means any report, return, statement, declaration or other written information required to be supplied to a taxing or other governmental authority in connection with Taxes, except as any such item relates to a Company Employee Benefit Plan.

            SECTION 3.13. Environmental Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect: (i) the Company and Company Subsidiaries are in compliance with all applicable federal, state and local laws, regulations, and requirements relating to pollution, protection of the environment, and human health and safety ("ENVIRONMENTAL LAWS"); (ii) the Company and Company Subsidiaries are not subject to any existing, pending or, to the Company's knowledge, threatened proceedings regarding alleged violation of or liability under any Environmental Law; (iii) there have been no unauthorized releases of pollutants, contaminants, or other substance regulated under any Environmental Law (including petroleum products) at any property owned, operated or occupied by the Company and Company Subsidiaries; and (iv) the Company and Company Subsidiaries have obtained all permits and other authorizations required under Environmental Laws, such permits and other authorizations are currently in full force and effect, and the Company and Company Subsidiaries are in compliance with such permits and other authorizations. To the knowledge of the Company, there has been no material environmental investigation, study, audit, test, review or other analysis conducted by or on behalf of the Company (or any of its predecessors) in relation to the current or prior business of the Company (or any of its predecessors) or any Company Subsidiary or any property or facility now or previously owned or leased by the Company or any Company Subsidiary.

            SECTION 3.14. Compliance with Laws. The Company and the Company Subsidiaries are in compliance in all material respects with all applicable laws, rules or regulations of any United States federal, state or local or foreign government or agency thereof that materially affect the business, properties or assets owned or leased by the Company and the Company Subsidiaries, and no notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary or, to the Company's knowledge, has been filed, commenced or threatened against the Company or any Company Subsidiary alleging any such non-compliance. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect, except as would not be material to the Company and the Company Subsidiaries or Partners, in each case considered as a single enterprise.

            SECTION 3.15. Employment Matters.

            (a) The Company and the Company Subsidiaries are in compliance in all material respects with all applicable laws respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings, wages and hours, and any other law applicable to any current or former employee or director of the Company or any Company Subsidiary (each a "COMPANY EMPLOYEE"), or the independent contractors and consultants of the Company and the Company Subsidiaries (collectively, the "COMPANY INDEPENDENT CONTRACTORS"), or other Persons providing services to the Company or any Company Subsidiary, including, without limitation, all laws concerning the classification of employees and independent contractors. Each of the Company and the Company Subsidiaries has withheld all material amounts required by applicable law or by agreement to be withheld from the wages, salaries and other payments to employees, and none of the Company and the Company Subsidiaries is liable for any material arrears of wages or any material penalty for failure to timely pay wages.

            (b) To the Company's knowledge, no Company Employee, Company Independent Contractor or any other Person providing services to the Company or any Company Subsidiary is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant applicable to a former employer relating (i) to the right of any such Person to be employed or retained by the Company or any Company Subsidiary, or (ii) to the use by or for the benefit of any of the Company or a Company Subsidiary of the trade secrets, intellectual property, or confidential or proprietary information of others in each case, in any material respect. To the knowledge of the Company, no Company Employee, Company Independent Contractor or any other Person providing services to the Company or any Company Subsidiary is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or restrictive covenant relating to the business of the Company or any Company Subsidiary, which violation or violations would, individually or in the aggregate, have a Company Material Adverse Effect.

            (c) The Company and the Company Subsidiaries have provided Holding and Comsys with true, complete and correct copies of all current written employment, management, change of control or severance agreements or arrangements which have been entered into between the Company and any Company Subsidiary, on the one hand, and any Company Employee, Company Independent Contractor or any other Person providing services to the Company or any Company Subsidiary, on the other hand, including any amendments thereto, in each case, providing for annual compensation, change of control or severance benefits that are in excess of $100,000 in the aggregate, and a list of any current officer of the Company or a Company Subsidiary or any other employee of the Company or a Company Subsidiary with a level of annual compensation (including base pay and any bonus or other incentive payments) that is in excess of $100,000 per year for the year ended December 31, 2003. Other than as expressly set forth in such agreements or amendments or in this Agreement, there have been no material changes, and there are no material proposed amendments or changes, to the remuneration or benefits of any kind payable or due to any of such Company Employees.

            (d) Neither the Company nor any Company Subsidiary: (i) is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor, to the knowledge of the Company, is there, nor has there been in the last five years, a representation campaign respecting any of the employees of the Company or any of the Company Subsidiaries, and, to the knowledge of the Company, there are no campaigns being conducted to solicit cards from employees of Company or any of the Company Subsidiaries to authorize representation by any labor organization; (ii) is a party to, or bound by, any consent decree with, or citation by, any governmental agency relating to employees or employment practices; or (iii) is the subject of any proceeding asserting that it has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the Company, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of the Company Subsidiaries.

            (e) In the 90-day period preceding the date of this Agreement, neither the Company nor any of the Company Subsidiaries has effectuated (i) a "PLANT CLOSING" (as defined in the Workers Adjustment and Retraining Notification Act of 1989, as amended (the "WARN ACT")), affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of the Company Subsidiaries, or
(ii) a "MASS LAYOFF" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of the Company Subsidiaries; nor has the Company or any of the Company Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local or foreign law or regulation similar to the WARN Act. Section 3.15(e) of the Company Disclosure Letter lists the number of the Company's or the Company Subsidiaries' employees (other than billable consultants) who have suffered an "EMPLOYMENT LOSS" (as defined in the WARN Act) in the 90 days prior to the date of this Agreement or had a reduction in hours of at least 50% in the 180 days prior to the date of this Agreement. To the knowledge of the Company, the Company and the Company Subsidiaries have at all times properly classified each of their respective employees as employees, each of their respective "LEASED EMPLOYEES" (within the meaning of Section 414(n) of the Code) as leased employees, and each of their independent contractors as independent contractors, as applicable.

            SECTION 3.16. Foreign National Employees. Section 3.16 of the Company Disclosure Letter sets forth a complete list of all employees of the Company who, to the Company's knowledge, are working pursuant to visas sponsored by the Company (collectively, the "COMPANY FOREIGN NATIONAL EMPLOYEES"). To the knowledge of the Company, each Company Foreign National Employee holds a valid visa and is permitted to work in his or her current capacity as a Company Employee pursuant to such visa.

            SECTION 3.17. Investment Company. Neither the Company nor any of the Company Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

            SECTION 3.18. Property. Neither the Company nor any of the Company Subsidiaries owns or has owned any real property. Except as set forth in the Company Disclosure Schedule, the Company and each of the Company Subsidiaries has good and marketable title to all of their respective properties and assets, free and clear of all Liens except Liens for Taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect; and all leases pursuant to which the Company or any of the Company Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such Company Subsidiary has not taken adequate steps to prevent such a default from occurring). All major items of operating equipment owned or leased by the Company or any of the Company Subsidiaries (i) are, in the aggregate, in a state of repair so as to be adequate in all material respects for reasonably prudent operations in the areas in which they are operated and (ii) are adequate, together with all other properties of the Company and the Company Subsidiaries, to comply in all material respects with the requirements of all applicable contracts of the Company.

            SECTION 3.19. Intellectual Property. Except as provided for in the Buyer Agreement, the Company and the Company Subsidiaries own or possess all necessary licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights and proprietary information used or held for use in connection with their respective businesses (the "COMPANY INTELLECTUAL PROPERTY"), free and clear of all Liens, and there are no assertions or claims challenging the validity of any of the foregoing. Except as provided for in the Buyer Agreement, neither the Company nor any Company Subsidiary has granted to any other Person any license to use any of the foregoing. To the Company's knowledge, the conduct of the Company's and the Company Subsidiaries' respective businesses does not conflict with any patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copy rights and proprietary information of others in any way. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of the Company Intellectual Property, to the extent such measures are appropriate. Neither the Company nor any Company Subsidiary is required to pay any royalty or other amount to anyone with respect to any of the Company Intellectual Property. Following consummation of the Staffing Disposition in compliance with the terms of Section 6.13, the Company will continue to own, free from any royalty, maintenance, renewal or other fees or charges, all Company Intellectual Property that had been used by Staffing prior to the consummation of the Staffing Disposition except as provided for in the Buyer Agreement. The execution, delivery and performance of this Agreement by the Company of the transactions contemplated by this Agreement will not alter, impair, diminish or result in the loss of any rights or interests of the Company or any Company Subsidiary (other than Staffing) of any Company Intellectual Property.

            SECTION 3.20. Insurance. The Company and each Company Subsidiary is covered by valid, outstanding enforceable policies of insurance issued by reputable insurers covering its properties, assets and business against risks of the nature normally insured against by similar entities in the same or similar lines of business in coverage amounts typically and reasonably carried by such entities (the "COMPANY INSURANCE POLICIES"). Section 3.20 of the Company Disclosure Letter sets forth a complete and accurate list of the Company Insurance

Policies. The Company Insurance Policies are in full force and effect, and all premiums due thereon have been paid through the date of this Agreement and will be paid through the Closing Date. The Company and each of the Company Subsidiaries has complied in all material respects with the provisions of the Company Insurance Policies applicable to it, and provided to Holding and Comsys copies of all of the Company Insurance Policies and all amendments and riders thereto. There are no pending claims under any of the Company Insurance Policies, including any claim for loss or damage to the properties, assets or business of the Company or any of the Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries has failed to give, in a timely manner, any notice required under any of the Company Insurance Policies to preserve its rights thereunder.

            SECTION 3.21. Certain Contracts and Arrangements.

            (a) Except with respect to any Company Employee Benefit Plan,
Section 3.21(a) of the Company Disclosure Letter sets forth a true and complete list of (i) all material agreements to which the Company or any Company Subsidiary is a party (which for customers shall be limited to the top fifty Partners customers in terms of first quarter 2004 revenue); (ii) all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which indebtedness of the Company or any Company Subsidiary is outstanding or may be incurred; (iii) all agreements requiring expenditures in excess of $50,000 individually or $200,000 in the aggregate; and
(iv) all contracts that cannot be terminated on 30 days' notice or less without material cost or penalties (the agreements, contracts and obligations specified above, collectively the "COMPANY CONTRACTS"). Each Company Contract is in full force and effect, and is a legal, valid and binding obligation of the Company or one of the Company Subsidiaries and, to the knowledge of the Company, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. No condition exists or event has occurred which (whether with or without notice or lapse of time or both) would constitute a violation, default or breach by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party thereto under any Company Contract or result in a right of termination of any Company Contract. Other than as contemplated by Section 3.3(c), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby (including the Staffing Disposition) to provide for the continuation in full force and effect of all of the Company Contracts after the Closing.

            (b) Neither the Company nor any of the Company Subsidiaries is a party to or bound by (i) any non-competition or other agreement or other arrangement that purports to limit or otherwise materially restrict the Company or any Company Subsidiary or any successor thereto, or that would, after the Effective Time, to the knowledge of the Company, materially limit or restrict the Company, the Surviving Entity or any of their subsidiaries or any successor thereto, from engaging or competing in the information technology staffing business or (ii) any agreement or other arrangement that contains a "MOST FAVORED NATION" provision purporting to require the Company or any of the Company Subsidiaries to provide services to a customer on terms at least as favorable as those on which the Company or any Company Subsidiary provides services to a third party unaffiliated with such customer.

            SECTION 3.22. Company Financing Arrangements. The Company has on or prior to the date hereof entered into a subscription agreement with Wachovia (the "SUBSCRIPTION AGREEMENT"), a true and complete copy of which has been furnished by the Company to Holding and Comsys, pursuant to which Wachovia has agreed, subject to the terms and conditions contained in the Subscription Agreement, to convert, at the Effective Time, specified amounts of outstanding debt of Comsys (subject to adjustment as provided in the Subscription Agreement), into shares of Company Preferred Stock to be issued by the Company at the Effective Time. The Company has on or prior to the date hereof entered into a letter agreement (the "LETTER AGREEMENT") with MatlinPatterson Global Opportunities Partners, L.P. ("MGOP"), MatlinPatterson Global Opportunities Partners (Bermuda), L.P., ("MGOPB"), Links Partners, L.P. ("LINKS") and Inland Partners, L.P. ("INLAND") pursuant to which MGOP, MGOPB, Inland and Links have agreed, severally and not jointly, to purchase at the Effective Time, under certain circumstances, up to $7,000,000 of the Company Preferred Stock in accordance with the terms of the subscription agreement attached to the Letter Agreement as an exhibit. A true and complete copy of the Letter Agreement has been furnished by the Company to Holding and Comsys. The Subscription Agreement and the Letter Agreement are in full force and effect and, since the date thereof, have not been withdrawn, amended or terminated in any manner. The Company has taken all corporate and other actions required to cause the Subscription Agreement and the Letter Agreement to be effective.

            SECTION 3.23. Company Rights Plan; Takeover Statutes.

            (a) The Company has delivered to Holding and Comsys a true and complete copy of the Company Rights Plan. No "Distribution Date" or "Stockholder Acquisition Date" (as each such term is defined in the Company Rights Plan) has occurred prior to the date of this Agreement. The Company has taken all action so that none of (i) this Agreement, (ii) the execution and delivery of this Agreement by any party hereto, (iii) the performance by any party of its obligations under this Agreement or (iv) the consummation of any of the transactions contemplated by this Agreement (including the Merger and the Staffing Disposition) will:

                  (i) cause any Person to become an Acquiring Person, cause a Distribution Date or Stock Acquisition Date (as each such term is defined in the Company Rights Plan) to occur or otherwise cause the rights to be issued pursuant to the Company Rights Plan to become exercisable; or

                  (ii) trigger any "Significant Holder" or "Related Party" provisions set forth in the Company Charter (as each such term is defined therein).

            (b) The Company has taken all actions so that the Company Rights Plan will terminate immediately prior to the Effective Time.

            (c) The approval by the Board of Directors of the Company of this Agreement, the Merger, the amendment of the Company Charter, the amendment of the Company Bylaws and the transactions contemplated hereby and thereby (including the Staffing Disposition) is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated hereby the restrictions contained in Section 203 of the DGCL, and no "fair price," "moratorium," "control share acquisition" or other anti-takeover law of any state is applicable to or triggered by the Merger, this Agreement or the transactions contemplated hereby.

            SECTION 3.24. Activities of Merger Sub. Merger Sub conducts no operations and, other than entering into this Agreement and performing its obligations hereunder, has not entered into any agreement or conducted any business.

            SECTION 3.25. Agreement Regarding Staffing Disposition. The Company is simultaneously entering into a definitive agreement with Compass CS Inc. ("BUYER"), a true and correct copy of which has been provided to Holding, pursuant to which Buyer is required to purchase all of the issued and outstanding capital stock of Venturi Staffing Partners, Inc. ("STAFFING"), for a purchase price providing the Company with Net Cash Proceeds upon the closing of such transaction of not less than $25 million, in a transaction that the parties thereto agree to consummate at or prior to the Closing Date on terms consistent with those set forth in Section 6.13 (the "BUYER AGREEMENT"). The Buyer Agreement permits the Company to terminate the Buyer Agreement under certain circumstances and enter into a definitive agreement with a third party (a "REPLACEMENT AGREEMENT"). The terms of any Replacement Agreement must be on terms that are acceptable to Holding and otherwise consistent with the terms set forth in Section 6.13. Any Replacement Agreement shall require that the sale of Staffing contemplated therein be consummated on or before the Closing Date. The term "NET CASH PROCEEDS" refers to the amount in cash received by the Company as consideration for the sale of Staffing (including funds placed in escrow in connection with the Tax Liabilities), upon the closing of such transaction net of (i) income taxes, (ii) broker, legal and accounting fees and other transaction fees and expenses and any termination fees arising out of or in connection with the sale of Staffing contemplated by this Agreement and (iii) any other liabilities associated with Staffing, including any accrued liabilities of Staffing which are not assumed by the Buyer at the time the sale of Staffing is consummated (including but not limited to liabilities relating to the Nonqualified Plan, the 401(K) Matter (as defined below), the Unemployment Taxes and the Unclaimed Property Taxes) that are not assumed by the purchaser of Staffing. The Company will not amend or waive any rights under the Buyer Agreement without the prior written approval of Holding, or terminate the Buyer Agreement except in accordance with its terms. The Company will comply with all of its obligations in the Buyer Agreement and all representations and warranties of the Company and Staffing in the Buyer Agreement are true and correct. If the Company enters into a Replacement Agreement as permitted hereby, (i) the Company will not amend or waive any rights under such Replacement Agreement without the prior written approval of Holding, or terminate such Replacement Agreement except in accordance with its terms, (ii) the Company will comply with all of its obligations in such Replacement Agreement and (iii) all representations and warranties of the Company and Staffing in the Replacement Agreement will be true and correct. "401(K) MATTER" means liabilities and costs incurred or estimated as of the Effective Time by the Company in good faith to be incurred in connection with the correction of any form, operational or demographic error associated with the VPI 401(K) Plan, provided, however, that liabilities for the 401(K) Matter for purposes of the Net Cash Proceeds shall not exceed $500,000.

            SECTION 3.26. Books and Financial Records. The books of account and other financial records of the Company are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not the Company is subject to that Section), including the maintenance of a system of internal controls that meets the requirements of such section.

                                   ARTICLE 4

              REPRESENTATIONS AND WARRANTIES OF HOLDING AND COMSYS

           Except as set forth on the disclosure letter (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein) previously delivered by Holding and Comsys to the Company (the "COMSYS DISCLOSURE LETTER"), Holding and Comsys hereby jointly and severally represent and warrant to the Company as follows:

            SECTION 4.1. Organization. Holding and each of the Subsidiaries of Holding (the "HOLDING SUBSIDIARIES") is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, operate and lease its properties and to carry on its business as now conducted. Holding and each of the Holding Subsidiaries is duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified and/or licensed, individually or in the aggregate, would not be material to Holding or the Holding Subsidiaries. The copies of the certificate of incorporation and bylaws of Holding and Comsys that were delivered to the Company prior to the date of this Agreement are complete and correct copies of such documents and contain all amendments thereto as in effect on the date of this Agreement.

            SECTION 4.2. Capitalization.

            (a) As of the date of this Agreement, the authorized capital stock of Comsys consists of 5,000,000 shares of common stock, par value $.01 per share, of Comsys (the "COMSYS COMMON STOCK"), 2,115,500 shares of which are issued and outstanding. As of the date of this Agreement, no shares of Comsys Common Stock were held by Comsys in its treasury. The issued and outstanding shares of Comsys Common Stock have been duly authorized and validly issued, fully paid and are nonassessable and free of preemptive rights. Comsys has not, subsequent to December 31, 2003, declared or paid any dividend, or declared or made any distribution on, or authorized the creation or issuance of, or issued, authorized or effected any split up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock, nor has Comsys heretofore agreed to take any such action. There are no outstanding contractual obligations of Comsys of any kind to redeem, purchase or otherwise acquire any outstanding shares of capital stock of Comsys. Other than the Comsys Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or securities of Comsys having the right to vote on any matters on which stockholders of Comsys may vote. Except as set forth above, no shares of capital stock or other voting securities of Comsys are issued, reserved for issuance or outstanding, and there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Comsys or any other Holding Subsidiary is a party or by which any of them is bound obligating Comsys or any other Holding Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Comsys or of any other Holding Subsidiary or obligating Comsys or any other Holding Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

            (b) As of the date of this Agreement, the authorized capital stock of Holding consists of: (i) 35,000,000 shares of Holding Common Stock, 20,844,060 shares of which are issued and outstanding; (ii) 150,000 shares of Class A-1 preferred stock of Holding, par value $.01 per share (the "HOLDING CLASS A-1 PREFERRED STOCK"), 92,553.653 shares of which are issued and outstanding; (iii) 46,352 shares of Class A-2 preferred stock of Holding, par value $.01 per share (the "HOLDING CLASS A-2 PREFERRED STOCK"), 46,351.073 shares of which are issued and outstanding; (iv) 3,000 shares of Holding Class A-3 Preferred Stock, 3,000 shares of which are issued and outstanding; (v) 33,000 shares of Holding Class B Preferred Stock, 33,000 shares of which are issued and outstanding; (vi) 62,500 shares of Holding Class C Preferred Stock, 62,500 shares of which are issued and outstanding; (vii) 1,000 shares of Holding Class D Preferred Stock, 1,000 shares of which are issued and outstanding; and
(viii) 7,177.579 shares of Class E preferred stock of Holding, par value $.01 per share (the "HOLDING CLASS E PREFERRED STOCK"), 7,177.579 shares of which are issued and outstanding. As of the date of this Agreement, no shares of any class of Holding capital stock were held by Holding in its treasury. The issued and outstanding shares of each class of Holding capital stock have been duly authorized and validly issued, fully paid and are nonassessable and free of preemptive rights. Holding has not, subsequent to December 31, 2003, declared or paid any dividend, or declared or made any distribution on, or authorized the creation or issuance of, or issued, authorized or effected any split up or any recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock, nor has Holding heretofore agreed to take any such action. There are no outstanding contractual obligations of Holding of any kind to redeem, purchase or otherwise acquire any outstanding shares of capital stock of Holding. Other than the respective classes of Holding capital stock there are no outstanding bonds, debentures, notes or other indebtedness or securities of Holding having the right to vote on any matters on which stockholders of Holding may vote. No shares of capital stock or other voting securities of Holding are issued, reserved for issuance or outstanding, and there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Holding is a party or by which Holding is bound obligating Holding to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Holding or obligating Holding to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

            SECTION 4.3. Authorization; No Conflict.

            (a) Each of Holding and Comsys has the requisite corporate power and authority to enter into and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Holding and Comsys, the performance by Holding and Comsys of their respective obligations hereunder and the consummation by Holding and Comsys of the transactions contemplated hereby have been duly authorized by the Board of Directors of Holding and Comsys, respectively, and no other corporate proceedings on the part of Holding or any of the Holding Subsidiaries are necessary to authorize the execution and delivery of this Agreement, the performance by Holding and Comsys of their respective obligations hereunder and the consummation by Holding and Comsys of the transactions contemplated hereby, other than obtaining the Holding Stockholder Consent (as defined in Section 4.3(c)). This Agreement has been duly executed and delivered by each of Holding and Comsys and constitutes a valid and binding obligation of Holding and Comsys respectively, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

            (b) The Board of Directors of Comsys has, by resolutions duly adopted by the requisite vote of the directors present at a meeting of such board duly called and held on July 15, 2004 and not subsequently rescinded or modified in any way, unanimously (i) determined that this Agreement, the Merger, in accordance with the terms of this Agreement and the other transactions contemplated hereby to which Comsys is a party are advisable and in the best interests of Comsys and its stockholders, and (ii) approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby to which Comsys is a party. No vote of the holders of any class or series of Comsys' capital stock is necessary to consummate the Merger.

            (c) The Board of Directors of Holding has, by resolutions duly adopted by the requisite vote of the directors present at a meeting of such board duly called and held on July 15, 2004 and not subsequently rescinded or modified in any way, unanimously (i) determined that this Agreement, the Merger, in accordance with the terms of this Agreement and the other transactions contemplated hereby to which Holding is a party are advisable and in the best interests of Holding and its stockholders, and (ii) approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby to which Holding is a party. The only vote of the holders of any class or series of Holding's capital stock necessary to consummate the Merger is the adoption of this Agreement by the holders of a majority of the issued and outstanding shares of Holding Common Stock (the "HOLDING STOCKHOLDER CONSENT").

            (d) Neither the execution and delivery of this Agreement by Holding or Comsys, nor the consummation by Holding or Comsys of the transactions contemplated hereby nor compliance by Holding or Comsys with any of the provisions herein will (i) result in a violation or breach of or conflict with the certificate of incorporation or bylaws of Holding or Comsys or any similar organizational documents of any Holding Subsidiaries, (ii) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets owned or operated by Holding or any of the Holding Subsidiaries under, or result in being declared void, voidable or without further binding effect, or otherwise result in a detriment to Holding or any Holding Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which

Holding or any of the Holding Subsidiaries is a party or by which Holding or any of the Holding Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (e) below, violate any judgment, ruling, order, writ, injunction, decree, statute, law (including the common law), rule or regulation applicable to Holding or any of the Holding Subsidiaries or any of their respective properties or assets other than any such event described in items (ii) or (iii) which, individually or in the aggregate, has not had and would not reasonably be expected to have or result in a Holding Material Adverse Effect. A "HOLDING MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of Holding and the Holding Subsidiaries considered as a single enterprise or (ii) the ability of Holding or Comsys to perform their respective obligations under this Agreement or to consummate the transactions contemplated by this Agreement; provided, however, that any event, condition, change, occurrence, development or state of circumstances which (A) adversely affects the securities markets in general or the information technology staffing industry generally, including legal, accounting or regulatory changes, (B) arises out of general economic or industry conditions (and in each case does not disproportionately affect Holding and the Holding Subsidiaries considered as a single enterprise) or (C) (other than with respect to a breach of either this
Section 4.3 or Section 4.20 that is not timely cured if susceptible to cure) arise out of, result from or relate to the transactions contemplated by this Agreement or the announcement thereof, shall not be considered in determining whether a Holding Material Adverse Effect has occurred.

            (e) No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory authority is necessary to be obtained or made by Comsys or any other Holding Subsidiary in connection with Holding's or Comsys' respective execution, delivery and performance of this Agreement or the consummation by Holding or Comsys of the transactions contemplated hereby, except for (i) compliance with the DGCL, with respect to the filing of the Certificate of Merger, (ii) compliance with the HSR Act and applicable foreign competition and/or antitrust laws, if any, and (iii) the filing with the SEC of such reports under Section 13(a), 13(d), 15(d) or 16(a) and Rule 14f-1 of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby.

            SECTION 4.4. Subsidiaries.

            (a) Holding has no Subsidiaries other than Comsys. All of the outstanding shares of capital stock or other equity securities of, or other ownership interests in, Comsys are duly authorized, validly issued, fully paid and nonassessable, and such shares, securities or interests are owned by Holding free and clear of any Liens or limitations on voting rights. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of, or other ownership interests in, Comsys. There are no agreements requiring Holding to make contributions to the capital of, or lend or advance funds to, Comsys.

            (b) The Holding Subsidiaries and their respective jurisdictions of organization are identified in Section 4.4(a) of the Comsys Disclosure Letter. All of the outstanding shares of capital stock or other equity securities of, or other ownership interests in, each Holding Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and such shares, securities or interests are owned by Comsys or by another Holding Subsidiary free and clear of any Liens or limitations on voting rights. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of, or other ownership interests in, any Holding Subsidiaries. There are no agreements requiring Comsys or any other Holding Subsidiary to make contributions to the capital of, or lend or advance funds to, any Holding Subsidiary.

            SECTION 4.5. Financial Statements.

            (a) The consolidated balance sheets and the related consolidated statements of operations, consolidated statements of stockholders' equity and comprehensive income (loss) and consolidated statements of cash flows (including, in each case, any related notes and schedules thereto) of Holding for the annual periods ending December 31, 2001, 2002 and 2003 and the quarterly period ending March 31, 2004 (collectively, the "HOLDING FINANCIAL STATEMENTS") delivered by Holding to the Company have been prepared from the books and records of Holding and the Holding Subsidiaries, have been prepared in conformity with GAAP (except, in the case of unaudited statements) applied on a consistent basis during the periods involved (except as otherwise noted therein) and present fairly the consolidated financial position and the consolidated results of operations and cash flows of Holding and the Holding Subsidiaries as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments in the ordinary course of business). Except as reflected in the Holding Financial Statements, neither Holding nor any of the Holding Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than liabilities or obligations that (i) were not required by GAAP to be disclosed or provided for in the Holding Financial Statements or
(ii) were incurred since December 31, 2003, and which, in each case, (A) were incurred in the ordinary course of business consistent with past practice and
(B) individually or in the aggregate, have not had and would not reasonably be expected to have a Holding Material Adverse Effect.

            (b) Neither Holding nor Comsys has received written notice from any governmental entity that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by any governmental entity. Since January 1, 2001, neither Holding's nor Comsys' respective independent public accounting firm has informed Holding or Comsys, respectively, that it has any material questions, challenges or disagreements regarding or pertaining to Holding's or Comsys' respective accounting policies or practices. Since January 1, 2001, to the knowledge of Holding and Comsys, no officer or director of Holding or Comsys has received, or is entitled to receive, any material compensation from any entity that has engaged in or is engaging in any material transaction with Holding or any Holding Subsidiary. Set forth in Section 4.5(b) of the Comsys Disclosure Letter is a list of all off-balance sheet special purpose entities and financing arrangements of Holding and the Holding Subsidiaries.

            SECTION 4.6. Absence of Material Adverse Changes, etc. Since March 31, 2004, Holding and the Holding Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice and there has not been or occurred:

            (a) any event, condition, change, occurrence, development or state of circumstances which, individually or in the aggregate, has had or would reasonably be expected to have a Holding Material Adverse Effect;

            (b) any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets owned or operated by Holding or the Holding Subsidiaries; or

            (c) any event, condition, action or occurrence that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.2(b).

            SECTION 4.7. Litigation. There are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Holding or Comsys, threatened, to which Holding or any of the Holding Subsidiaries is a party. There are no judgments, decrees, injunctions, rules, awards or orders of any governmental or regulatory entity or arbitrator outstanding against Holding or any of the Holding Subsidiaries.

            SECTION 4.8. Information Supplied. The information provided by Holding and Comsys for inclusion in the Proxy Statement (including any information required to be filed with the SEC and delivered to the Company stockholders pursuant to Rule 14f-1 under the Exchange Act) and each amendment or supplement thereto, at the time of filing thereof with the SEC and at the time of its dissemination to the Company's stockholders will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            SECTION 4.9. Broker's or Finder's Fees. No agent, broker, Person or firm acting on behalf of Holding or any Holding Subsidiary or under Holding's or any Holding Subsidiary's authority is or will be entitled to any advisory, commission or broker's or finder's fee or commission from any of the parties hereto in connection with any of the transactions contemplated hereby.

            SECTION 4.10. Employee Plans.

            (a) There are no current Comsys Employee Benefit Plans established, maintained, adopted, participated in, sponsored, contributed or required to be contributed to, provided, promised to be provided, terminated by, or resulting in any material liability to Holding or Comsys or any entity with which Holding or Comsys is considered a single employer under Section 414(b), (c) or (m) of the Code ("COMSYS ERISA AFFILIATES"). As used in this Agreement, "COMSYS EMPLOYEE BENEFIT PLAN" means any Holding or Holding Subsidiary plan, program, policy, practice, agreement or other arrangement providing compensation or benefits in any form to any current or former employee, independent contractor, officer or director of Holding or any of the Holding Subsidiaries or any beneficiary or dependent thereof, whether written or unwritten, formal or informal, including without limitation any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA ("COMSYS EMPLOYEE WELFARE BENEFIT PLAN"), any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) ("COMSYS EMPLOYEE PENSION BENEFIT PLAN") and any other pension, profit-sharing, bonus, incentive compensation, deferred compensation, vacation, sick pay, stock purchase, stock option, phantom equity, severance, employment, consulting, unemployment, hospitalization or other medical, life, or other insurance, long- or short-term disability, change of control, fringe benefit, or any other plan, program or policy.

            (b) With respect to each Comsys Employee Benefit Plan, Holding and Comsys have made available to the Company a true, correct and complete copy of:
(i) each writing constituting a part of such Comsys Employee Benefit Plan (including, but not limited to, the plan document(s), adoption agreement, prototype or volume submitter documents, trust agreement, annuity contract, third party administrative contracts and insurance contracts) and all amendments thereto; (ii) the two most recent Annual Reports (Form 5500 Series) including all applicable schedules, if required; (iii) the current summary plan description and any material modifications thereto, if required to be furnished under ERISA, or any written summary provided to participants with respect to any plan for which no summary plan description exists; (iv) the most recent determination letter (or if applicable, advisory or opinion letter) from the Internal Revenue Service, if any, or if an application for a determination letter is pending, the application with all attachments; and (v) all notices given within the last three years relating to such Comsys Employee Benefit Plan, any fiduciary thereof, Holding, Comsys, or any Comsys ERISA Affiliate by the Internal Revenue Service, Department of Labor, Pension Benefit Guarantee Corporation, or other governmental agency relating to such Comsys Employee Benefit Plan.

            (c) Each Comsys Employee Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a), 401(f) or 403(a) of the Code and, to the extent applicable, Section 401(k) of the Code ("QUALIFIED COMSYS EMPLOYEE BENEFIT PLAN"), has received a favorable determination letter from the Internal Revenue Service that has not been revoked (or is within the remedial amendment period for obtaining such letter), and no event has occurred and no condition exists that could reasonably be expected to adversely affect the qualified status of any such Comsys Employee Benefit Plan. For the avoidance of doubt, the term "favorable determination letter" as used in this Section 4.10(c) does not include an opinion letter or advisory letter issued with respect to a master and prototype or volume submitter plan. Any favorable determination letters referenced in this Section 4.10(c) cover "GUST" as defined in footnote 2 of IRS Notice 2003-49. Each Qualified Comsys Employee Benefit Plan has timely made "GOOD FAITH" amendments to comply with the Economic Growth and Tax Reconciliation Relief Act of 2001 as required by IRS Notice 2001-42.

            (d) Holding or Comsys, as applicable, has (i) filed or caused to be filed all material returns and reports on the Comsys Employee Benefit Plans that it and/or any fiduciary of any such plan is required to file and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports.

            (e) The funding, if any, under each Comsys Employee Welfare Benefit Plan does not exceed and has not exceeded the limitations under Sections 419A(b) and 419A(c) of the Code. Neither Holding nor Comsys is subject to taxation on the income of any Comsys Employee Welfare Benefit Plan's welfare benefit fund (as such term is defined in Section 419(e) of the Code) under Section 419A(g) of the Code. All Comsys Employee Welfare Benefit Plans required to comply with the COBRA provisions of ERISA and the Code (and similar state law) have complied with such requirements in all material respects.

            (f) Each Comsys Employee Benefit Plan has been operated and administered in all material respects in accordance with its provisions.

            (g) Holding and the Holding Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Comsys Employee Benefit Plans.

            (h) None of Holding, Comsys or any Comsys ERISA Affiliate has ever established, maintained, contributed to, or had an obligation to contribute to, any Comsys Employee Benefit Plan that is a "MULTIEMPLOYER PLAN," as that term is defined in Section 3(37) of ERISA, or is subject to Title IV of ERISA. None of Holding, Comsys or any Comsys ERISA Affiliate has any liability under Title IV of ERISA (including a liability to pay premiums to the Pension Benefit Guaranty Corporation), and no such liability has been or is expected to be incurred by Holding or any of the Holding Subsidiaries.

            (i) Neither Holding nor the Holding Subsidiaries is obligated to provide life, health or medical benefits or insurance coverage to any individual, or to the family members of any individual, for any period extending beyond the termination of the individual's employment, except to the extent required by the COBRA provisions in ERISA and the Code or any similar provisions of state law.

            (j) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, either alone or in connection with termination of employment, (i) entitle any current or former employee, independent contractor, director, or officer of Holding or the Holding Subsidiaries to severance pay, any change in control payment, or any other material payment (including unemployment compensation, bonus or otherwise), except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, change the form or method of payment, or increase the amount of compensation due, any such employee, independent contractor, director, or officer, (iii) materially increase any benefits otherwise payable under any Comsys Employee Benefit Plan, agreement or otherwise, or (iv) entitle any such employee, independent contractor, director or officer to any gross-up or similar material payment in respect of the excise tax described in Section 4999 of the Code. Neither Holding nor any Holding Subsidiary has taken any action that would result in its incurring any obligation for any payments or benefits described in clauses (i), (ii), (iii) or (iv) of this Section 4.10(j) (without regard to whether the transactions contemplated by this Agreement are consummated) except to the extent required in a written contract or agreement in existence as of the date of this Agreement.

            (k) There are no suits, actions, proceedings, investigations, claims or orders pending or, to the knowledge of Holding and Comsys, threatened against Holding any Holding Subsidiary or any Comsys Employee Benefit Plan related to any Comsys Employee Benefit Plan (other than claims for benefits or appeals of denied claims in the ordinary course of business). No Comsys Employee Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of any governmental entity, and no Plan is the subject of any pending application for administrative relief under any voluntary compliance program or closing agreement program of the Internal Revenue Service or the Department of Labor.

            (l) Holding or Comsys, as applicable, has the right to amend or terminate each Comsys Employee Benefit Plan at any time without incurring any liability other than with respect to benefits that have already accrued under a Comsys Employee Pension Benefit Plan.

            (m) Without limiting the generality of any other representation contained herein, there exists no Lien against Holding, any Holding Subsidiary, any Comsys ERISA Affiliate, or any of their assets arising under sections 302(f) or 4068(A) of ERISA or section 412(n) of the Code.

            (n) None of Holding, Comsys or any Comsys ERISA Affiliate has a formal plan, commitment, or proposal, whether legally binding or not, nor has any of them made a commitment to employees, officers, directors, consultants or independent contractors to create any additional Comsys Employee Benefit Plan or modify, change or terminate any existing Comsys Employee Benefit Plan, and no such plan, commitment or proposal is under serious consideration. No events have occurred or are expected to occur with respect to any Comsys Employee Benefit Plan that would cause a material change in the cost of providing the benefits under such plan or would cause a material change in the cost of providing for other liabilities of such plan other than an economic downturn, an increase in the cost of healthcare, or similar event beyond the control of Holding and Holding Subsidiaries.

            SECTION 4.11. Taxes.

            (a) Each of Holding and each Holding Subsidiary has timely filed all material federal, state, local, and other Tax Returns required to be filed by it in the manner prescribed by applicable law and all such Tax Returns are true, complete and correct in all material respects. All Taxes shown as due on such Tax Returns have been paid in full and Holding and each Holding Subsidiary has made adequate provision (or adequate provision has been made on its behalf) for all accrued Taxes not yet due. The accruals and reserves for Taxes reflected in the Holding Financial Statements are adequate to cover all Taxes accruing through such date. Holding and the Holding Subsidiaries have withheld and paid over all material Taxes required to have been withheld and paid over, and complied in all material respects with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no material Liens on any of the assets, rights or properties of Holding or any Holding Subsidiary with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that Holding or a Holding Subsidiary is contesting in good faith through appropriate proceedings.

            (b) As of the date of this Agreement, no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Holding or any Holding Subsidiary, and neither Holding nor any Holding Subsidiary has received a written notice of any material pending or proposed claims, audits or proceedings with respect to Taxes. No material deficiencies have been asserted in writing against Holding or any Holding Subsidiary as a result of examinations by any state, local, federal or foreign taxing authority and no material issue has been raised by any examination conducted by any state, local, federal or foreign taxing authority that, by application of the same principles, might result in a proposed deficiency for any other period not so examined which deficiency (or deficiencies), in either case, is not (or are not) adequately reserved for in the most recent Holding Financial Statements. Each material deficiency resulting from any audit or examination relating to Taxes of Holding or any Holding Subsidiary by any taxing authority has been paid or is being contested in good faith and in accordance with law and is adequately reserved for on the balance sheets contained in the Holding Financial Statements in accordance with GAAP. No claim is pending and no claim has ever been made that has not been resolved by an authority in a jurisdiction where Holding or any of the Holding Subsidiaries does not file Tax Returns that Holding or any Holding Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction. Neither Holding nor any Holding Subsidiary is subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other tax authorities that will be binding on Holding or any Holding Subsidiary with respect to any period following the Closing Date. Neither Holding nor any Holding Subsidiary has granted any power of attorney which is currently in force with respect to any income, franchise or similar Taxes or any income, franchise or similar Tax Returns.

            (c) Neither Holding nor any Holding Subsidiary has requested any extension of time within which to file any material Tax Return which Tax Return has not yet been filed. There are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Taxes against Holding or any Holding Subsidiary. Holding and each Holding Subsidiary have disclosed on their federal income Tax Returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code. Neither Holding nor any Holding Subsidiary has been a party to a "listed transaction" within the meaning of Treas. Reg. Sec. 1.6011-4(b).

            (d) Neither Holding nor any Holding Subsidiary is a party to any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

            (e) To the knowledge of Holding and Comsys, neither Holding nor any Holding Subsidiary is party to any agreement, contract or arrangement that, individually or collectively, would give rise to the payment of any amount (whether in cash or property, including shares of capital stock), that would not be deductible pursuant to the terms of Section 280G of the Code or would be subject to any excise tax under Section 4999 of the Code, or, to the knowledge of Holding, that would not be deductible pursuant to the terms of Section 162(a)(1), 162(m) or 162(n) of the Code.

            (f) None of Holding, Comsys or any affiliate of Holding or Comsys has made with respect to Holding any Holding Subsidiary, or any assets held by Holding or any Holding Subsidiary any consent under Section 341 of the Code.

            (g) Neither Holding nor any Holding Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355 (a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement, or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

            (h) The statutes of limitations for the federal income Tax Returns of Holding and the Holding Subsidiaries have expired or otherwise have been closed for all taxable periods ending on or before December 31, 1998.

            (i) Neither Holding nor any Holding Subsidiary is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by The Tax Equity and Fiscal Responsibility Act of 1982. None of the property owned by Holding or a Holding Subsidiary is "TAX-EXEMPT USE PROPERTY" within the meaning of Section 168(h) of the Code. Neither Holding nor any Holding Subsidiary is required to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

            (j) There have not been, within two years of the date of this Agreement, any (i) redemptions by Holding or any Holding Subsidiary, (ii) transfers or disposition of property by Holding or any Holding Subsidiary for which Holding or Holding Subsidiary did not receive adequate consideration, or
(iii) distributions to the holders of Holding Common Stock with respect to their stock other than distributions of cash in the ordinary course of business, excluding any redemptions, transfers or dispositions between or among Holding and any Holding Subsidiary.

            (k) Section 4.11(k) of the Comsys Disclosure Letter accurately reflects the tax basis of the assets listed therein.

            (l) Holding's net operating loss and capital loss carryforwards are no less than the amounts reflected in Section 4.11(l) of the Comsys Disclosure Letter.

            (m) Neither Holding nor any Holding Subsidiary has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Holding). To the knowledge of Holding and Comsys, neither Holding nor any Holding Subsidiary has been notified in writing that it will be required to incur any liability for Taxes of any Person (other than Holding or a Holding Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) with respect to any Tax claim that has been made by a Tax authority with respect to such other Person.

            (n) Neither Holding nor any Holding Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any intercompany transactions or any excess loss account described in Treasury Regulations under Code section 1502 (or any corresponding or similar provision of state, local or foreign law).

            (o) Neither Holding nor any of the Holding Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            SECTION 4.12. Environmental Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Holding Material Adverse Effect: (i) Holding and Holding Subsidiaries are in compliance with all applicable Environmental Laws; (ii) Holding and Holding Subsidiaries are not subject to any existing, pending or, to Holding and Comsys' knowledge, threatened proceedings regarding alleged violation of or liability under any Environmental Law; (iii) there have been no unauthorized releases of pollutants, contaminants or other substances regulated under any Environmental Law (including petroleum products) at any property owned, operated or occupied by Holding and Holding Subsidiaries; and (iv) Holding and Holding Subsidiaries have obtained all permits and other authorizations required under Environmental Laws, such permits and other authorizations are currently in full force and effect, and Holding and the Holding Subsidiaries are in compliance with such permits and other authorizations. To the knowledge of Holding and Comsys, there has been no material environmental investigation, study, audit, test, review or other analysis conducted by or on behalf of Holding or Comsys (or any of their respective predecessors) in relation to the current or prior business of Holding (or any of its respective predecessors) or any Holding Subsidiary or any property or facility now or previously owned or leased by Holding or any Holding Subsidiary.

            SECTION 4.13. Compliance with Laws. Holding and the Holding Subsidiaries are in compliance in all material respects with all applicable laws, rules or regulations of any United States federal, state or local or foreign government or agency thereof that materially affect the business, properties or assets owned or leased by Holding and the Holding Subsidiaries, and no notice, charge, claim, action or assertion has been received by Holding or any Holding Subsidiary or, to Holding's and Comsys' knowledge, has been filed, commenced or threatened against Holding or any Holding Subsidiary alleging any such non-compliance. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect, except as would not be material to Holding and the Holding Subsidiaries considered together as a single enterprise.

            SECTION 4.14. Employment Matters.

            (a) Holding and the Holding Subsidiaries are in compliance in all material respects with all applicable laws respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings, wages and hours, and any other law applicable to any current or former employee or director of Holding or any Holding Subsidiary (each a "COMSYS EMPLOYEE"), or the independent contractors and consultants of Holding and the Holding Subsidiaries (collectively, the "COMSYS INDEPENDENT CONTRACTORS"), or other Persons providing services to Holding or any Holding Subsidiary, including, without limitation, all laws concerning the classification of employees and independent contractors. Each of Holding and the Holding Subsidiaries has withheld all material amounts required by applicable law or by agreement to be withheld from the wages, salaries and other payments to employees, and neither Holding nor any Holding Subsidiary is liable for any material arrears of wages or any material penalty for failure to timely pay wages.

            (b) To Holding's and Comsys' knowledge, no Comsys Employee, Comsys Independent Contractor or any other Person providing services to Holding or any Holding Subsidiary is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant applicable to a former employer relating (i) to the right of any such Person to be employed or retained by Holding or any Holding Subsidiary, or (ii) to the use by or for the benefit of Holding or any Holding Subsidiary of the trade secrets, intellectual property, or confidential or proprietary information of others, in each case, in any material respect. To the knowledge of Holding and Comsys, no Comsys Employee, Comsys Independent Contractor or any other Person providing services to Holding or any Holding Subsidiary is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or restrictive covenant relating to the business of Holding or any Holding Subsidiary, which violation or violations would, individually or in the aggregate, have a Holding Material Adverse Effect.

            (c) Holding and the Holding Subsidiaries have provided the Company with true, complete and correct copies of all current written employment, management, change of control or severance agreements or arrangements which have been entered into between Holding and any Holding Subsidiary, on the one hand, and any Comsys Employee, Comsys Independent Contractor or any Person providing services to Holding or any Holding Subsidiary, on the other hand, including any amendments thereto, in each case, providing for annual compensation, change of control or severance benefits that are in excess of $100,000 in the aggregate, and a list of any current officer of Holding or a Holding Subsidiary or any other employee of Holding or a Holding Subsidiary with a level of annual compensation (including base pay and any bonus or other incentive payments) that is in excess of $100,000 per year for the year ended December 31, 2003. Other than as expressly set forth in such agreements or amendments or in this Agreement, there have been no material changes, and there are no material proposed amendments or changes, to the remuneration or benefits of any kind payable or due to any of such Comsys Employees.

            (d) Neither Holding nor any Holding Subsidiary: (i) is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor, to the knowledge of Holding and Comsys, is there, nor has there been in the last five years, a representation campaign respecting any of the employees of Holding or any of the Holding Subsidiaries, and, to the knowledge of Holding and Comsys, there are no campaigns being conducted to solicit cards from employees of Holding or any of the Holding Subsidiaries to authorize representation by any labor organization;
(ii) is a party to, or bound by, any consent decree with, or citation by, any governmental agency relating to employees or employment practices; or (iii) is the subject of any proceeding asserting that it has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of Holding and Comsys, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Holding or any of the Holding Subsidiaries.

            (e) In the 90-day period preceding the date of this Agreement, neither Holding nor any of the Holding Subsidiaries has effectuated (i) a "PLANT CLOSING" (as defined in the WARN Act), affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Holding or any of the Holding Subsidiaries, or (ii) a "MASS LAYOFF" (as defined in the WARN Act) affecting any site of employment or facility of Holding or any of the Holding Subsidiaries; nor has Holding or any of the Holding Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local or foreign law or regulation similar to the WARN Act. Section 4.14(e) of the Comsys Disclosure Letter lists the number of Holding's or the Holding Subsidiaries' employees (other than billable consultants) who have suffered an "EMPLOYMENT LOSS" (as defined in the WARN Act) in the 90 days prior to the date of this Agreement or had a reduction in hours of at least 50% in the 180 days prior to the date of this Agreement. To the knowledge of Holding and Comsys, Holding and the Holding Subsidiaries have at all times properly classified each of their respective employees as employees, each of their respective "leased employees" (within the meaning of Section 414(n) of the Code) as leased employees, and each of its independent contractors as independent contractors, as applicable.

            SECTION 4.15. Foreign National Employees. Section 4.15 of the Comsys Disclosure Letter sets forth a complete list of all employees of Holding or Comsys who, to Holding's and Comsys' knowledge, are working pursuant to visas sponsored by Holding or Comsys (collectively, the "COMSYS FOREIGN NATIONAL EMPLOYEES"). To the knowledge of Holding and Comsys, each Comsys Foreign National Employee holds a valid visa and is permitted to work in his or her current capacity as a Comsys Employee pursuant to such visa.

            SECTION 4.16. Investment Company. Neither Holding nor any of the Holding Subsidiaries is an "investment company" or a company "controlled" by an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

            SECTION 4.17. Properties. Neither Holding nor any of the Holding Subsidiaries owns or has owned any real property. Except as set forth in the Comsys Disclosure Schedule, Holding and each of the Holding Subsidiaries has good and marketable title to all of their respective properties and assets, free and clear of all Liens except Liens for Taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not be reasonably likely to have a Holding Material Adverse Effect; and all leases pursuant to which Holding or any of the Holding Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which Holding or such Holding Subsidiary has not taken adequate steps to prevent such a default from occurring). All major items of operating equipment owned or leased by Holding or any of the Holding Subsidiaries (i) are, in the aggregate, in a state of repair so as to be adequate in all material respects for reasonably prudent operations in the areas in which they are operated and (ii) are adequate, together with all other properties of Holding and the Holding Subsidiaries, to comply in all material respects with the requirements of all applicable contracts of Holding and Comsys.

            SECTION 4.18. Intellectual Property. Holding and the Holding Subsidiaries own or possess all necessary licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights and proprietary information used or held for use in connection with their respective businesses (the "COMSYS INTELLECTUAL PROPERTY"), free and clear of all Liens, and there are no assertions or claims challenging the validity of any of the foregoing. Neither Holding nor any Holding Subsidiary has granted to any other Person any license to use any of the foregoing. To Holding's and Comsys' knowledge, the conduct of Holding's and the Holding Subsidiaries' respective businesses does not conflict with any patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copy rights and proprietary information of others in any way. Holding and Comsys have taken reasonable security measures to protect the secrecy, confidentiality and value of the Comsys Intellectual Property, to the extent such measures are appropriate. Neither Holding nor any Holding Subsidiary is required to pay any royalty or other amount to anyone with respect to any of the Comsys Intellectual Property. The execution, delivery and performance of this Agreement by Holding or Comsys of the transactions contemplated by this Agreement will not alter, impair, diminish or result in the loss of any rights or interests of Holding or any Holding Subsidiary of any Comsys Intellectual Property.

            SECTION 4.19. Insurance. Holding and each Holding Subsidiary is covered by valid, outstanding enforceable policies of insurance issued by reputable insurers covering its properties, assets and business against risks of the nature normally insured against by similar entities in the same or similar lines of business in coverage amounts typically and reasonably carried by such entities (the "COMSYS INSURANCE POLICIES"). Section 4.19 of the Comsys Disclosure Letter sets forth a complete and accurate list of the Comsys Insurance Policies. The Comsys Insurance Policies are in full force and effect, and all premiums due thereon have been paid through the date of this Agreement and will be paid through the Closing Date. Holding and each of the Holding Subsidiaries has complied in all material respects with the provisions of the Comsys Insurance Policies applicable to it, and provided to the Company copies of all of the Comsys Insurance Policies and all amendments and riders thereto. There are no pending claims under any of the Comsys Insurance Policies, including any claim for loss or damage to the properties, assets or business of Holding or any of the Holding Subsidiaries. Neither Holding nor any of the Holding Subsidiaries has failed to give, in a timely manner, any notice required under any of the Comsys Insurance Policies to preserve its rights thereunder.

            SECTION 4.20. Certain Contracts and Arrangements.

            (a) Except with respect to any Comsys Employee Benefit Plan, Section 4.20(a) of the Comsys Disclosure Letter sets forth a true and complete list of
(i) all material agreements to which Holding or any Holding Subsidiary is a party (which for customers shall be limited to the top fifty Comsys customers in terms of first quarter 2004 revenue); (ii) all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which indebtedness of Holding or any Holding Subsidiary is outstanding or may be incurred; (iii) all agreements requiring capital expenditures in excess of $50,000 individually or

$200,000 in the aggregate; and (iv) all contracts that cannot be terminated on 30 days' notice or less without material cost or penalties (the agreements, contracts and obligations specified above, collectively the "COMSYS CONTRACTS"). Each Comsys Contract is in full force and effect, and is a legal, valid and binding obligation of Holding or one of the Holding Subsidiaries and, to the knowledge of Holding and Comsys, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. No condition exists or event has occurred which (whether with or without notice or lapse of time or both) would constitute a violation, default or breach by Holding or any Holding Subsidiary or, to the knowledge of Holding and Comsys, any other party thereto under any Comsys Contract or result in a right of termination of any Comsys Contract. Other than as contemplated by
Section 4.3(e), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of the Comsys Contracts after the Closing.

            (b) Neither Holding nor any of the Holding Subsidiaries is a party to or bound by (i) any non-competition or other agreement or other arrangement that purports to limit or otherwise materially restrict Holding or any Holding Subsidiary or any successor thereto, or that would, after the Effective Time, to the knowledge of Holding and Comsys, materially limit or restrict the Company, the Surviving Entity or any of their subsidiaries or any successor thereto, from engaging or competing in the information technology staffing business or (ii) any agreement or other arrangement that contains a "most favored nation" provision purporting to require Holding or any of the Holding Subsidiaries to provide services to a customer on terms at least as favorable as those on which Holding or any Holding Subsidiary provides services to a third party unaffiliated with such customer.

            SECTION 4.21. Comsys Financing Arrangements. Comsys has obtained a commitment letter from a third party lender (the "COMMITMENT LETTER"), a true and complete copy of which has been furnished by Comsys to the Company, pursuant to which the lender has agreed, subject to the terms and on the conditions set forth in the Commitment Letter, to make available to the Company at the Effective Time aggregate financing in the amount of $183 million (the "FINANCING"). The Commitment Letter is in full force and effect and, since the date thereof, has not been withdrawn, amended or terminated in any manner.

            SECTION 4.22. Books and Financial Records. The respective books of account and other financial records of Holding and Comsys are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not Holding or Comsys are subject to that Section), including the maintenance of a system of internal controls that would meet the requirements of such section if applicable. As of the Effective Time, neither Holding nor any other Holding Subsidiary will have any loans or extensions of credit outstanding with any of its respective officers or directors that would cause the Company not to be in compliance with
Section 402 of the Sarbanes-Oxley Act if applicable.

                                   ARTICLE 4A

           REPRESENTATIONS AND WARRANTIES OF THE HOLDING STOCKHOLDERS

      Each Holding Stockholder, severally and not jointly, hereby represents and warrants as to itself only and not as to any other Holding Stockholder to the Company as follows:

            SECTION 4A1. Status; Power and Authority. If the Holding Stockholder is not a natural person, the Holding Stockholder is a corporation, limited liability company or partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, limited liability company or partnership power and authority to execute and deliver this Agreement and the Holding Stockholder Consent, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all necessary corporate, limited liability company or partnership action, as applicable, to authorize the execution and delivery of this Agreement. If the Holding Stockholder is a natural person, the Holding Stockholder has the requisite competence, power and authority to execute and deliver this Agreement and the Holding Stockholder Consent, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby.

            SECTION 4A2. Enforceability. This Agreement has been duly executed and delivered by the Holding Stockholder and is enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

            SECTION 4A3. Access to Information. The Holding Stockholder has had an opportunity to review all documents and information provided by the Company that such Holding Stockholder has requested and considers material to its decision to enter into this Agreement and to ask questions of the Company or persons acting on the Company's behalf, concerning the Company and the terms and conditions of the Merger, and all such questions, if any, have been answered to the full satisfaction of the Holding Stockholder.

            SECTION 4A4. Knowledgeable and Sophisticated Investor. The Holding Stockholder is a sophisticated investor with such knowledge and experience in financial and business matters and investments in restricted securities that the Holding Stockholder is capable of evaluating the merits and risks of acquiring the shares of Company Common Stock to be issued to the Holding Stockholder in connection with the Merger. The Holding Stockholder is aware that acquiring shares of the Company Common Stock is a speculative investment and that there is no guarantee that the Holding Stockholder will realize any gain from its investment. The Holding Stockholder is (i) able to bear the economic risk of this investment and (ii) able to hold the shares of Company Common Stock indefinitely. The Holding Stockholder has consulted with its own attorney, accountant or investment adviser with respect to the suitability of such investment.

            SECTION 4A5. Accredited Investor. The Holding Stockholder (x) is an "accredited investor" as defined in Regulation D under the Securities Act, and has executed and delivered to the Company, or will execute and deliver to the Company within two days of the date of this Agreement, an accredited investor questionnaire in the form attached hereto as Exhibit E or (y) has retained or consulted with a "purchaser representative" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) in connection with the transactions contemplated by this Agreement. The Holding Stockholder understands that the Company has relied on the information contained therein in determining to issue shares of Company Common Stock to the Holding Stockholder.

            SECTION 4A6. No Other Representations. The Holding Stockholder acknowledges that, except as expressly stated in Article 3 of this Agreement, neither the Company (including any Company Subsidiary) nor any officer, director, employee, agent or representative of the Company or any Company Subsidiary has made any representations or warranties of any kind to the Holding Stockholder with respect to its investment in the Company Common Stock.

            SECTION 4A7. Investment Intent. The Holding Stockholder understands that the shares of Company Common Stock to be issued to the Holding Stockholder in connection with the Merger, when issued and delivered to the Holding Stockholder, will not have not been registered under the Securities Act, or any other applicable state or federal securities statutes. The Holding Stockholder has no present intention of reselling, directly or indirectly participating in any distribution of, or otherwise disposing of such shares of Company Common Stock in violation of applicable securities laws. The Holding Stockholder understands that it may bear the economic risk of holding such shares for an indefinite period of time.

            SECTION 4A8. Transfer Restrictions. The Holding Stockholder understands that the shares of Company Common Stock to be issued to the Holding Stockholder in connection with the Merger may not be offered for sale, sold or transferred except pursuant to (i) an effective registration under the Securities Act or in a transaction which is otherwise in compliance with the Securities Act, (ii) an effective registration under any applicable state securities statute or in a transaction otherwise in compliance with any applicable state securities statute and (iii) compliance with the applicable securities laws of other jurisdictions.

            SECTION 4A9. No General Solicitation. The Holding Stockholder acknowledges that the shares of Company Common Stock to be issued to the Holding Stockholder in connection with the Merger were not offered to the Holding Stockholder by means of any general solicitation, publicly disseminated advertisement or sales literature.

            SECTION 4A10. No Brokers. The Holding Stockholder has not authorized any broker, dealer, agent or finder to act on its behalf, nor does the Holding Stockholder have any knowledge of any broker, dealer, agent or finder purporting to act on its behalf with respect to the Merger.

            SECTION 4A11. Legend. The Holding Stockholder acknowledges that a legend substantially as follows will be placed on the certificates representing the shares of Company Common Stock issued to the Holding Stockholder in connection with the Merger, along with any additional legend required by federal or state law or required pursuant to any shareholder or similar agreement:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

            SECTION 4A12. No Recommendation. The Holding Stockholder acknowledges that no federal or state agency has made any finding or determination relating to the fairness for investment of the Company Common Stock and no federal or state agency has recommended or endorsed the Company Common Stock.

            SECTION 4A13. Other Activities. The Holding Stockholder was not organized for the specific purpose of acquiring the shares of Company Common Stock to be issued to the Holding Stockholder in connection with the Merger and has other investments or business activities or will make other investments or engage in other business activities, unless the Holding Stockholder has indicated to the contrary to the Company and specified the number of beneficial owners thereof and the Company has consented in writing thereto.

            SECTION 4A14. Reliance. The Holding Stockholder understands that the shares of Company Common Stock to be issued to the Holding Stockholder in connection with the Merger are being transferred to it in reliance upon specific provisions of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holding Stockholder set forth herein in order to determine the applicability of such provisions. The Holding Stockholder shall indemnify and hold the Company harmless from damage, claim or loss (including attorneys' fees) resulting from breach by such Holding Stockholder of any representation set forth in this Article 4A with respect to such Holding Stockholder.

                                   ARTICLE 5

                     CONDUCT OF BUSINESS PENDING THE MERGER

            SECTION 5.1. Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, prior to the Effective Time, unless Holding shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), or except as expressly permitted or required pursuant to this Agreement or any agreement the form of which is attached hereto as an exhibit (including the Staffing Disposition in conformity with the terms of this Agreement):

            (a) The businesses of the Company and the Company Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and the Company and the Company Subsidiaries shall use their commercially reasonable efforts to maintain and preserve intact their respective business organizations and to maintain significant beneficial business relationships with suppliers, contractors, distributors, customers, licensors, licensees and others having business relationships with them to keep available the services of their current key officers and employees; and

            (b) Without limiting the generality of the foregoing Section 5.1(a), except as set forth in Section 5.1 of the Company Disclosure Letter or except as expressly permitted or required pursuant to this Agreement or any agreement the form of which is attached hereto as an exhibit, the Company shall not directly or indirectly, and shall not permit any of the Company Subsidiaries to, do any of the following:

                  (i) acquire, sell, lease, transfer or dispose of any assets, rights or securities that are material to the Company and the Company Subsidiaries or Partners, in each case considered as a single enterprise, or terminate, cancel, materially modify or enter into any material commitment, transaction, line of business or other agreement, in each case outside of the ordinary course of business consistent with past practice;

                  (ii) acquire by merging or consolidating with or by purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business, corporation, partnership, association or other business organization or division thereof;

                  (iii) amend or propose to amend its certificate of incorporation or bylaws or, in the case of the Company Subsidiaries, their respective constituent documents;

                  (iv) declare, set aside or pay any dividend or other distribution payable in cash, capital stock, property or otherwise with respect to any shares of its capital stock other than intra-company transfers from any Company Subsidiary to its parent entity;

                  (v) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any shares of its capital stock, other equity securities, other ownership interests or any options, warrants or rights to acquire any such stock, securities or interests;

                  (vi) split, combine or reclassify any outstanding shares of its capital stock;

                  (vii) except for Company Common Stock issuable upon exercise of options, warrants or convertible debt outstanding on the date hereof, issue, sell, dispose of or authorize, propose or agree to the issuance, sale or disposition by the Company or any of the Company Subsidiaries of, any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, its capital stock of any class, or any other securities in respect of, in lieu of, or in substitution for any class of its capital stock outstanding on the date hereof;

                  (viii) modify the terms of any existing indebtedness for borrowed money or security issued by the Company or any Company Subsidiary;

                  (ix) incur any indebtedness for borrowed money, except for borrowings made in the ordinary course of business under the Second Amended and Restated

Credit Facility dated as of April 14, 2003, as amended, among the Company, its subsidiary guarantors and CIT Group as a successor to Bank of America, N.A., as Agent;

                  (x) assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or make any loans or advances, except to or for the benefit of Partners;

                  (xi) create or assume any material Lien on any material asset;

                  (xii) authorize, recommend or propose any change in its capitalization;

                  (xiii) (A) take any action with respect to the grant of or increase in any severance or termination pay to any current or former director, executive officer or employee of the Company or any Company Subsidiary, except as may be required by any existing severance plan or other agreement, (B) execute any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any such director, executive officer or employee of the Company or any Company Subsidiary, (C) increase the benefits payable under any existing severance or termination pay policies or employment agreements, (D) increase the compensation, bonus or other benefits of current or former directors, executive officers or employees of the Company or any Company Subsidiary other than billable consultants and, in the case of non-executive officer employees, increases provided for in the Company's 2004 budget as previously delivered to Holding and Comsys (provided, however, that the Company is operating within the limits of such budget at the time of any such increase), (E) adopt or establish any new employee benefit plan or amend in any material respect any existing employee benefit plan, (F) provide any material benefit to a current or former director, executive officer or employee of the Company or any Company Subsidiary not required by any existing agreement or employee benefit plan, other than for clauses (A), (B) and (D) above, in the case of employees who are not directors and executive officers, in the ordinary course of business, (G) hire any person (other than billable consultants) at a level of annual compensation (including base pay and any guaranteed or signing bonus or other incentive payments not in accordance with the Company's standard plans) greater than or equal to $150,000, or (H) take any action that would result in its incurring any obligation for any payments or benefits described in clauses (i), (ii), (iii) or (iv) of Section 3.10(j) (without regard to whether the transactions contemplated by this Agreement are consummated) except to the extent required in a written contract or agreement in existence as of the date of this Agreement or by applicable law;

                  (xiv) other than in the ordinary course of business consistent with past practice, execute or amend (other than as required by existing employee benefit plans or employment agreements or by applicable law) in any material respect any employment, consulting, severance or indemnification agreement between the Company or any of the Company Subsidiaries and any of their respective directors, officers, agents, consultants or employees, or any collective bargaining agreement or other obligation to any labor organization or employee incurred or entered into by the Company or any of the Company Subsidiaries (other than as required by existing employee benefit plans or employment agreements or by applicable law);

                  (xv) make any changes in its method of reporting for taxes or accounting methods other than as required by GAAP or applicable law; make or rescind any Tax election; make any change to its method of reporting income, deductions, or other Tax items for Tax purposes; settle or compromise any Tax liability or enter into any transaction with an affiliate outside the ordinary course of business if such transaction would give rise to a material tax liability;

                  (xvi) settle, compromise or otherwise resolve any litigation or other legal proceedings involving a payment of more than $100,000 in any one case by the Company or any of the Company Subsidiaries;

                  (xvii) other than in the ordinary course of business, pay or discharge any claims, Liens or liabilities involving more than $100,000 individually or $200,000 in the aggregate, which are not reserved for or reflected on the balance sheets included in the Company Financial Statements;

                  (xviii) write off any accounts or notes receivable in excess of $250,000 in the aggregate;

                  (xix) make or commit to make capital expenditures in excess of the aggregate budgeted amount set forth in the Company's fiscal 2004 capital expenditure plan previously provided to Comsys;

                  (xx) enter into any agreement, arrangement or commitment that limits or otherwise restricts the Company or any Company Subsidiary, or that would reasonably be expected to, after the Effective Time, limit or restrict Comsys or any of its Subsidiaries or any of their respective affiliates or any successor thereto, from engaging or competing in any line of business in which it is currently engaged or in any geographic area material to the business or operations of the Company and the Company Subsidiaries or Partners, in each case considered as a single enterprise;

                  (xxi) other than in the ordinary course of business consistent with past practice, terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party;

                  (xxii) except as permitted by Section 6.10, knowingly take, or agree to commit to take, any action that would or would reasonably be expected to result in the failure of a condition set forth in Section 7.2(a) or (b) at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company, Holding, Comsys, Merger Sub, the Holding Stockholders or the holders of Company Common Stock to consummate the Merger in accordance with the terms hereof or materially delay such consummation;

                  (xxiii) knowingly take any action that would or could reasonably be expected to disqualify the Merger as a reorganization within the meaning of Section 368(a) of the Code;

                  (xxiv) make any payments to any Person that beneficially holds ten percent (10%) or more of any class of issued and outstanding capital stock of the Company or is a senior officer of the Company, or any affiliate of any such Person, whether in respect of such capital stock, as a management or consulting fee or otherwise, provided, however, that the Company may pay to any such Person (A) interest that is then due and owing on existing indebtedness that is otherwise permissible hereunder or (B) compensation and benefits payable to any such Person that is otherwise permissible hereunder; or

                  (xxv) take or agree in writing or otherwise to take any of the actions precluded by Sections 5.1(a) or (b).

            SECTION 5.2. Conduct of Business by Holding and Comsys Pending the Merger. Holding and Comsys covenant and agree that, prior to the Effective Time, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or except as expressly permitted or required pursuant to this Agreement or any agreement the form of which is attached hereto as an exhibit:

            (a) The businesses of Holding and the Holding Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and Holding and the Holding Subsidiaries shall use their commercially reasonable efforts to maintain and preserve intact their respective business organizations and to maintain significant beneficial business relationships with suppliers, contractors, distributors, customers, licensors, licensees and others having business relationships with them to keep available the services of their current key officers and employees; and

            (b) Without limiting the generality of the foregoing Section 5.2(a), except as set forth in Section 5.2 of the Comsys Disclosure Letter or except as expressly permitted or required pursuant to this Agreement or any agreement the form of which is attached hereto as an exhibit, Holding and Comsys shall not directly or indirectly, and shall not permit any of the Holding Subsidiaries to, do any of the following:

                  (i) acquire, sell, lease, transfer or dispose of any assets, rights or securities that are material to Holding and the Holding Subsidiaries or terminate, cancel, materially modify or enter into any material commitment, transaction, line of business or other agreement, in each case outside of the ordinary course of business consistent with past practice;

                  (ii) acquire by merging or consolidating with or by purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business, corporation, partnership, association or other business organization or division thereof;

                  (iii) amend or propose to amend Holding's certificates of incorporation or bylaws or, in the case of the Holding Subsidiaries, their respective constituent documents;

                  (iv) declare, set aside or pay any dividend or other distribution payable in cash, capital stock, property or otherwise with respect to any shares of its capital stock other than intra-company transfers from any Holding Subsidiary to its parent entity;

                  (v) except for the redemption of the Holding Class A-1 Preferred Stock, Holding Class A-2 Preferred Stock and Holding Class E Preferred Stock, purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any shares of its capital stock, other equity securities, other ownership interests or any options, warrants or rights to acquire any such stock, securities or interests;

                  (vi) split, combine or reclassify any outstanding shares of its capital stock;

                  (vii) except for Comsys Common Stock issuable upon exercise of options, warrants or convertible debt outstanding on the date hereof, issue, sell, dispose of or authorize, propose or agree to the issuance, sale or disposition by Holding or any of the Holding Subsidiaries of, any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, their respective capital stock of any class, or any other securities in respect of, in lieu of, or in substitution for any class of their respective capital stock outstanding on the date hereof;

                  (viii) modify the terms of any existing indebtedness for borrowed money or security issued by Holding or any Holding Subsidiary (except as provided in Section 5.2(b)(i));

                  (ix) incur any indebtedness for borrowed money, except for borrowings made in the ordinary course of business under the Second Amended and Restated Credit Agreement dated as of June 30, 2000, as amended (the "CREDIT FACILITY"), among Comsys, Holding, various guarantors named therein and Wachovia Bank, N.A. (successor to First Union National Bank), as Administrative Agent;

                  (x) assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or make any loans or advances, except to or for the benefit of the Holding Subsidiaries;

                  (xi) create or assume any material Lien on any material asset except for Liens created in connection with the Replacement Facility (as defined below);

                  (xii) authorize, recommend or propose any change in its capitalization;

                  (xiii) (A) take any action with respect to the grant of or increase in any severance or termination pay to any current or former director, executive officer or employee of Holding or any Holding Subsidiary, except as may be required by any existing severance plan or other agreement, (B) execute any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any such director, executive officer or employee of Holding or any Holding Subsidiary, (C) increase the benefits payable under any existing severance or termination pay policies or employment agreements, (D) increase the compensation, bonus or other benefits of current or former directors, executive officers or employees of Holding or any Holding Subsidiary other than billable consultants and, in the case of non-executive officer employees of Comsys, increases provided for in Comsys' 2004 budget as previously delivered to the Company (provided, however, that Comsys is operating within the limits of such budget at the time of any such increase), (E) adopt or establish any new employee benefit plan or amend in any material respect any existing employee benefit plan, (F) provide any material benefit to a current or former director, executive officer or employee of the Company or any Company Subsidiary not required by any existing agreement or employee benefit plan, other than for clauses (A), (B) and (D) above, in the case of employees who are not directors and executive officers, in the ordinary course of business, (G) hire any person (other than billable consultants) at a level of annual compensation (including base pay and any guaranteed or signing bonus or other incentive payments not in accordance with the Company's standard plans) greater than or equal to $150,000, or (H) take any action that would result in its incurring any obligation for any payments or benefits described in clauses (i), (ii), (iii) or (iv) of Section 3.10(j) (without regard to whether the transactions contemplated by this Agreement are consummated) except to the extent required in a written contract or agreement in existence as of the date of this Agreement or by applicable law;

                  (xiv) other than in the ordinary course of business consistent with past practice, execute or amend (other than as required by existing employee benefit plans or employment agreements or by applicable law) in any material respect any employment, consulting, severance or indemnification agreement between the Company or any of the Company Subsidiaries and any of their respective directors, officers, agents, consultants or employees, or any collective bargaining agreement or other obligation to any labor organization or employee incurred or entered into by the Company or any of the Company Subsidiaries (other than as required by existing employee benefit plans or employment agreements or by applicable law);

                  (xv) make any changes in its method of reporting for taxes or accounting methods other than as required by GAAP or applicable law; make or rescind any Tax election; make any change to its method of reporting income, deductions, or other Tax items for Tax purposes; settle or compromise any Tax liability or enter into any transaction with an affiliate outside the ordinary course of business if such transaction would give rise to a material tax liability;

                  (xvi) settle, compromise or otherwise resolve any litigation or other legal proceedings involving a payment of more than $100,000 in any one case by the Company or any of the Company Subsidiaries;

                  (xvii) other than in the ordinary course of business, pay or discharge any claims, Liens or liabilities involving more than $100,000 individually or $200,000 in the aggregate, which are not reserved for or reflected on the balance sheets included in the Company Financial Statements;

                  (xviii) write off any accounts or notes receivable in excess of $250,000 in the aggregate;

                  (xix) make or commit to make capital expenditures in excess of the aggregate budgeted amount set forth in the Company's fiscal 2004 capital expenditure plan previously provided to Comsys;

                  (xx) enter into any agreement, arrangement or commitment that limits or otherwise restricts the Company or any Company Subsidiary, or that would reasonably be expected to, after the Effective Time, limit or restrict Comsys or any of their respective affiliates or any successor thereto, from engaging or competing in any line of business in which it is currently engaged or in any geographic area material to the business or operations of the Company and the Company Subsidiaries or Partners, in each case considered as a single enterprise;

                  (xxi) other than in the ordinary course of business consistent with past practice, terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party;

                  (xxii) knowingly take, or agree to commit to take, any action that would or would reasonably be expected to result in the failure of a condition set forth in Section 7.3(a) or (b) at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company, Holding, Comsys, Merger Sub, the Holding Stockholders or the holders of Company Common Stock to consummate the Merger in accordance with the terms hereof or materially delay such consummation;

                  (xxiii) knowingly take any action that would or could reasonably be expected to disqualify the Merger as a reorganization within the meaning of Section 368(a) of the Code;

                  (xxiv) make any payments to any Holding Stockholder or any affiliate of such Person, whether in respect of Holding Shares, as a management or consulting fee or otherwise, provided, however, that Holding or Comsys may pay to any such Person interest that is then due and owing on existing indebtedness that is otherwise permissible hereunder or (B) compensation and benefits payable to any such Person that is otherwise permissible hereunder; or

                  (xxv) take or agree in writing or otherwise to take any of the actions precluded by Sections 5.2(a) or (b).

Notwithstanding any other provision of this Section 5.2, Holding and Comsys are expressly permitted to enter into a new credit facility with Merrill Lynch Capital and other lenders party thereto to replace the Credit Facility (the "REPLACEMENT FACILITY").

                                   ARTICLE 6

                              ADDITIONAL AGREEMENTS

            SECTION 6.1. Preparation of Proxy Statement.

            (a) The Company shall prepare and file the Proxy Statement with the SEC pursuant to the Exchange Act no later than August 2, 2004; provided that Holding and its counsel shall be given reasonable opportunity prior to such filing to review and comment on the Proxy Statement prior to the filing thereof with the SEC. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including Regulation 14C and Rule 14f-1 of the Exchange Act, and will provide notice to Holding, promptly after receiving notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company agrees to use its commercially reasonable efforts, after consultation with Holding, to respond promptly to any comments or requests made by the SEC with respect to the Proxy Statement. No filing of, or amendment or supplement (including by incorporation by reference) to, or correspondence to the SEC or its staff with respect to, the Proxy Statement will be made by the Company without the approval of Holding, which approval shall not be unreasonably withheld or delayed; provided that with respect to documents filed by the Company which are incorporated by reference in the Proxy Statement, this right of approval shall apply only with respect to information relating to Holding, Comsys or their respective businesses, financial condition or results of operations, or this Agreement or the transactions contemplated hereby.

            (b) Holding and Comsys agree to use their commercially reasonable efforts to cooperate and to provide the Company with such information as it may reasonably request in connection with the preparation of the Proxy Statement. Each party agrees promptly to supplement, update and correct any information provided by it for use in the Proxy Statement if and to the extent that it is or shall have become incomplete, false or misleading.

            (c) The Company will use commercially reasonable efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the date that the SEC completes its review of the Proxy Statement or, if the SEC chooses not to review the Proxy Statement, within five days after the date that the SEC notifies the Company that it will not review the Proxy Statement.

            (d) The Company shall, as soon as practicable after the date hereof, and in accordance with the Company Charter, Company Bylaws and applicable law, establish a record date (which will be as soon as practicable after the date hereof) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS MEETING") solely for the purpose of considering and taking action upon (i) this Agreement, (ii) the amendment and restatement of the Company Charter and (iii) the Staffing Disposition, provided, however, that the Company may elect to include for consideration at the Company Stockholders Meeting (and include in the Proxy Statement) (x) its annual election of directors and (y) the ratification of its auditors for fiscal 2004. Notwithstanding anything herein to the contrary, and subject to applicable law and applicable NASD rules, the Company may, provided it has fully complied with Sections 6.1(a), (b) and (c), hold its Company Stockholders Meeting at a time of its choosing, provided, however, that such Company Stockholders Meeting shall be held not later than 30 days following the mailing by the Company of its Proxy Statement to the Company Stockholders or such shorter period as necessary to ensure that the Company Stockholders Meeting is held no later than five business days before the expiration date of the Commitment Letter as set forth in the Commitment Letter. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting without the consent of Holding, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that the Company may so postpone or adjourn the Company Stockholders Meeting without the consent of Holding under the following circumstances: (A) for the absence of a quorum, or
(B) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company believes in good faith is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the Company Stockholders Meeting, or (C) in the event the Board of Directors of the Company withdraws, modifies or changes in accordance with the terms of this Agreement its recommendation that this Agreement and the Merger are in the best interests of the Company and its stockholders; provided, further, that in the event that the Company Stockholders Meeting is delayed to a date after the Termination Date (as defined in Section 8.1(b)) as a result of either (A) or (B) above, then the Termination Date shall be extended to the fifth business day after such date). Each of the proposals set forth in clauses
(i) through (iii) shall be conditioned upon approval of all of the other proposals set forth in clauses (i) through (iii), and no such proposal shall be implemented unless all four proposals are implemented, and the Company shall include statements to that effect in the Proxy Statement. The Board of Directors of the Company shall declare that this Agreement and the Merger and each of the matters set forth in clauses (ii) and (iii) above are advisable and in the best interests of the Company and its stockholders and recommend that this Agreement and each of the matters set forth in clauses (ii) and (iii) above be approved by the stockholders of the Company and include in the Proxy Statement a copy of such recommendations; provided, however, that the Board of Directors of the Company may withdraw, modify or change its recommendation with respect to this Agreement, the Merger and/or any of the other matters set forth in clauses (ii) or (iii) above if, but only if it has determined in good faith, after consultation with outside counsel, that withdrawal, modification or change of any such recommendation is, in the good faith judgment of the Board of Directors of the Company, required by the Board of Directors to comply with its fiduciary duties imposed by applicable law. Unless the Board of Directors of the Company has withdrawn or modified its recommendation of this Agreement and any of the matters contained in clauses (ii) or (iii) above in compliance with this Section 6.1(d), the Company shall use its commercially reasonable best efforts to solicit from stockholders of the Company proxies in favor of (i) the adoption of this Agreement, (ii) the amendment and restatement of the Company Charter and
(iii) the approval of the Staffing Disposition, and shall take all other commercially reasonable action necessary or advisable to secure the vote or consent of stockholders required by applicable law to effect the Merger and other transactions contemplated by this Agreement.

            (e) As soon as practicable (and in any event not later than one business day) following the execution of this Agreement:

                  (i) Holding will obtain from the Holding Stockholders the Holding Stockholder Consent and promptly deliver to the Company a true and correct copy thereof; and

                  (ii) The Company will execute the Merger Sub Stockholder Consent and promptly deliver to Comsys a true and correct copy thereof.

            SECTION 6.2. Blue Sky Laws. The Company shall take all actions as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Company Common Stock in connection with the Merger, and Holding and Comsys shall use their commercially reasonable best efforts to assist the Company as may be necessary to comply with such laws.

            SECTION 6.3. Consents and Approvals.

            (a) The Company, Holding, Comsys, Merger Sub and the Holding Stockholders shall each, as promptly as practicable, and in any event not later than August 2,

2004, file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the HSR Act with respect to the transactions contemplated hereby. The parties shall use reasonable best efforts to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing.

            (b) The Company, Holding, Comsys, Merger Sub and the Holding Stockholders shall consult and cooperate with each other and (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (iii) use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all governmental bodies, (iv) provide all necessary information to effect the Financing and (v) use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all other parties, in the case of each of the foregoing clauses (i), (ii), (iii), (iv) and (v), necessary to consummate the transactions contemplated by this Agreement or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which the Company, Holding, Merger Sub, Comsys or any of their respective Subsidiaries is a party or by which any of them is bound; provided, however, that no note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument shall be amended or modified to increase in any material respect the amount payable thereunder or to be otherwise more burdensome, or less favorable, in each case in any material respect, to the Company and the Company Subsidiaries or Partners, on the one hand, or Holding and the Holding Subsidiaries, on the other hand, in each case considered as a single enterprise, in order to obtain any permit, consent, approval or authorization without first obtaining the written consent of Holding, on the one hand, or the Company, on the other hand, which consent shall not be unreasonably withheld, conditioned or delayed; and provided, further, that other than with respect to the Staffing Disposition neither the Company and the Company Subsidiaries or Partners, on the one hand, or Holding and the Holding Subsidiaries, on the other hand, in each case considered as a single enterprise, shall be required hereby to divest itself of any material part of its assets or business in order to obtain any such permit, consent, approval or authorization. The Company shall have the right to review and approve in advance all characterizations of the information relating to the Company or Merger Sub; Holding shall have the right to review and approve in advance all characterizations of the information relating to Holding or Comsys; and each of the Company and Holding shall have the right to review and approve in advance all characterizations of the information relating to the transactions contemplated by this Agreement, in each case which appear in any material filing (including the Proxy Statement) made in connection with the transactions contemplated hereby. The Company, Holding, Comsys and Merger Sub agree that they will consult with each other with respect to the obtaining of all such necessary permits, consents, approvals and authorizations of all third parties and governmental bodies. Notwithstanding the foregoing, nothing in this Section 6.3(b) shall restrict or prohibit Holding or Comsys from entering into the Replacement Facility or granting any Lien in favor of the lenders in connection therewith.

            SECTION 6.4. Public Statements. The Company, Holding, Comsys and Merger Sub shall consult with each other prior to issuing, and provide each other with the opportunity to review and comment upon, any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby (including the Staffing Disposition) and shall not issue any such public announcement or statement prior to such consultation, except as may be required by law or any listing agreement with any securities exchange or trading market applicable to any such party.

            SECTION 6.5. Registration Rights.

            (a) At or prior to the Closing, the Company and the Holding Stockholders will enter into a Registration Rights Agreement with respect to the shares of Company Common Stock issued to the Holding Stockholders in connection with the Merger and substantially in the form attached as Exhibit F hereto. At or prior to the Closing, the Company shall, and shall use commercially reasonable efforts to cause, the Company stockholders who are a party thereto, to enter into an Amended and Restated Registration Rights Agreement amending certain provisions of the Registration Rights Agreement dated as of April 14, 2003, by and among the Company and the investors signatory thereto which amended and restated agreement (the "AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT") shall be substantially in the form attached hereto as Exhibit G.

            (b) The Company agrees to use all commercially reasonable efforts to file a Registration Statement on Form S-8 ("FORM S-8") with the SEC within 60 days after the Closing for the registration of shares issuable pursuant to the Company's existing 2003 Equity Incentive Plan.

            SECTION 6.6. Further Assurances. Subject to the terms and conditions provided herein (including Section 6.10), each of the Company, Holding, Comsys and Merger Sub agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining all consents, approvals and authorizations required for or in connection with the consummation by the parties hereto of the transactions contemplated by this Agreement, and, only if Holding and the Company mutually agree, contesting and resisting of any action, including any legislative, administrative or judicial action, and seeking to have vacated, lifted, reversed or overturned, any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement. In the event any litigation is commenced by any Person involving the Company or its directors and relating to the transactions contemplated by this Agreement, including any other Takeover Proposal (as defined in Section 6.10(c)), Holding shall have the right, at its own expense, to participate therein; provided, however, that the Company shall be entitled to control its own defense in any such litigation.

            SECTION 6.7. Tax Treatment. Each of Holding and the Company shall use all commercially reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 7.2(c) and 7.3(c). Each of Holding and the Company shall execute the officers' certificates substantially in the form attached as Exhibits H and I hereto, as of the date the Proxy Statement is mailed to the Company's stockholders and as of the Closing Date; provided, however, that the failure of Holding or the Company to certify as to any matter in such officer certificate because of an event, or change in facts or law, in any such case outside of such party's control, shall not constitute a breach of this covenant.

            SECTION 6.8. Notification of Certain Matters. Each of the Company and Merger Sub agrees to give prompt notice to Holding and Comsys, and to use all reasonable efforts to prevent or promptly remedy, (i) the occurrence or failure to occur, or (ii) the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be reasonably likely to cause the failure of any of the conditions set forth in Section 7.2(a) or (b); provided, however, that the delivery of any notice pursuant to this
Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. The Company and Merger Sub will provide to Holding and Comsys, not more than five nor less than three business days prior to the Closing Date, a revised and updated copy of the Company Disclosure Letter accurate and complete as of that date; provided, however, that such revised and updated Company Disclosure Letter will be provided for informational purposes only and will not amend or supplement the Company Disclosure Letter or otherwise limit or affect the remedies available to Holding or Comsys under this Agreement. Holding and Comsys agree to give prompt notice to the Company, and to use all reasonable efforts to prevent or promptly remedy, (i) the occurrence or failure to occur, or (ii) the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be reasonably likely to cause the failure of any of the conditions set forth in Section 7.3(a) or (b); provided, however, that the delivery of any notice pursuant to this
Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. Holding and Comsys will provide to the Company and Merger Sub, not more than five nor less than three business days prior to the Closing Date, a revised and updated copy of the Comsys Disclosure Letter accurate and complete as of that date; provided, however, that such revised and updated Comsys Disclosure Letter will be provided for informational purposes only and will not amend or supplement the Comsys Disclosure Letter or otherwise limit or affect the remedies available to the Company and Merger Sub under this Agreement.

            SECTION 6.9. Access to Information; Confidentiality.

            (a) The Company shall, and shall cause the Company Subsidiaries and the officers, directors, employees and agents of the Company and the Company Subsidiaries to, afford the officers, employees and agents of Holding and Comsys, at their sole cost and risk, reasonable access at all reasonable times from the date hereof through the Effective Date to their respective officers, employees, agents, properties, facilities, books, records, contracts and other assets and shall furnish Holding and Comsys all financial, operating and other data and information as Holding or Comsys through their respective officers, employees or agents may reasonably request. Holding and Comsys, at their sole cost and risk, shall have the right to make such due diligence investigations as they shall deem necessary or reasonable, upon reasonable notice to the Company and without disruption or damage to the Company's operations or properties. No additional investigations or disclosures shall affect the Company's and Merger Sub's representations and warranties contained herein, or limit or otherwise affect the remedies available to Holding or Comsys pursuant to this Agreement.

            (b) Holding shall, and shall cause the Holding Subsidiaries and the officers, directors, employees and agents of Holding and the Holding Subsidiaries to, afford the officers, employees and agents of the Company, at its sole cost and risk, reasonable access at all reasonable times from the date hereof through the Effective Date to their respective officers, employees, agents, properties, facilities, books, records, contracts and other assets and shall furnish the Company all financial, operating and other data and information as the Company through its officers, employees or agents may reasonably request. The Company, at its sole cost and risk, shall have the right to make such due diligence investigations as it shall deem necessary or reasonable, upon reasonable notice to Holding and Comsys and without disruption or damage to Holding's or Comsys' respective operations or properties. No additional investigations or disclosures shall affect Holding's or Comsys' representations and warranties contained herein, or limit or otherwise affect the remedies available to the Company pursuant to this Agreement.

            (c) The provisions of the Confidentiality Agreement, dated July 16, 2003, as amended, between Comsys and the Company (as so amended, the "CONFIDENTIALITY AGREEMENT") shall remain in full force and effect in accordance with its terms.

            SECTION 6.10. No Solicitation.

            (a) From the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company shall not, nor shall it permit any of the Company Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of the Company Subsidiaries to:

                  (i) solicit, initiate or encourage the submission of any Takeover Proposal (as hereinafter defined);

                  (ii) approve or recommend any Takeover Proposal, enter into any agreement, agreement-in-principle or letter of intent with respect to or accept any Takeover Proposal (or resolve to or publicly propose to do any of the foregoing); or

                  (iii) participate or engage in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal;

provided, however, that:

                  (w) the Company and Holding shall issue a joint press release announcing the entering into of the Agreement, among other matters, which press release has been attached hereto as Exhibit J, and the Company shall promptly file a current report on Form 8-K that will include as an attachment, among other things, a copy of this Agreement;

                  (x) nothing contained in clauses (i) or (ii) above or the Confidentiality Agreement shall prohibit the Company or its Board of Directors from disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, provided that the Board of Directors of the Company shall not recommend that the stockholders of the Company tender their Company Common Stock in connection with any such tender or exchange offer unless the

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

Board of Directors of the Company determines in good faith (after receiving the advice of a financial adviser of nationally recognized reputation, which shall include the Company Financial Advisor) that such Takeover Proposal is a Superior Proposal (as hereinafter defined);

                  (y) if (under circumstances in which the Company has complied with all of its obligations under this Section 6.10(a)), prior to receipt of the Company Stockholder Vote, the Company receives an unsolicited written Takeover Proposal from a third party that the Board of Directors of the Company determines in good faith (after receiving the advice of a financial adviser of nationally recognized reputation, which shall include the Company Financial Advisor) is or is reasonably likely to lead to a Superior Proposal, the Company and its representatives may conduct such additional discussions and negotiations or provide such information as the Board of Directors of the Company shall determine, but only if, prior to such provision of information or conduct of such additional discussions or negotiations (A) such third party shall have entered into a confidentiality agreement in customary form that is no less favorable to the Company than is the Confidentiality Agreement (and containing additional provisions that expressly permit the Company to comply with the provisions of this Section 6.10) and (B) the Board of Directors of the Company determines in its good faith judgment, after consultation with outside legal counsel, that it is required to do so in order to comply with its fiduciary duties under applicable law; and

                  (z) it shall not be a breach by the Company of the provisions of this Section 6.10 if its efforts to effect the Staffing Disposition in accordance with the terms of this Agreement and in compliance with the Buyer Agreement (or Replacement Agreement, as applicable) result in an unsolicited Superior Proposal.

            (b) The Company shall immediately cease and cause to be terminated, and shall cause its affiliates and the Company Subsidiaries and its or their respective officers, directors, employees, representatives or agents to terminate, all existing discussions or negotiations, if any, with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, a Takeover Proposal (other than with respect to Staffing as contemplated by Section 6.13 hereof and in compliance with the Buyer Agreement (or the Replacement Agreement, as applicable)) and will cause any such parties (and their agents or advisors) in possession of confidential information regarding the Company or any of the Company Subsidiaries to return or destroy such information. The Company shall ensure that its officers, directors and key employees and its investment bankers, attorneys and other representatives are aware of the provisions of this Section.

            (c) For purposes of this Agreement, (i) "TAKEOVER PROPOSAL" shall mean any inquiry, proposal or offer from any Person (other than Holding, Comsys or any of their respective affiliates) relating to any merger, consolidation, reorganization, share exchange, recapitalization, liquidation, direct or indirect business combination, or other similar transaction involving the Company or any Company Subsidiary or the issuance or acquisition of shares of capital stock or other equity securities of the Company or any Company Subsidiary representing 15% or more (by

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

voting power) of the outstanding capital stock of the Company or such Company Subsidiary or any tender or exchange offer that if consummated would result in any Person, together with all affiliates thereof, beneficially owning shares of capital stock or other equity securities of the Company or any Company Subsidiary representing 15% or more (by voting power) of the outstanding capital stock of the Company or such Company Subsidiary, or the acquisition, license, purchase or other disposition of a substantial portion of the technology, business or assets of the Company or any Company Subsidiary outside the ordinary course of business or inconsistent with past practice; and (ii) the term "SUPERIOR PROPOSAL" means any bona fide written Takeover Proposal to effect a merger, consolidation, reorganization, share exchange, recapitalization, liquidation, direct or indirect business combination, or other similar transaction as a result of which the Company's stockholders cease to own at least 50% of the voting securities of the ultimate parent entity resulting from such transaction or a sale of all or substantially all of the assets of the businesses conducted by both (x) Staffing and its Subsidiaries and (y) Partners and its Subsidiaries, which in any such case is on terms that the Board of Directors of the Company determines in its good faith judgment (after receipt of the advice of a financial advisor of nationally recognized reputation (it being acknowledged that the Company Financial Advisor meets such qualification) and outside counsel), taking into account all relevant factors, including any conditions to such Takeover Proposal, the timing of the closing thereof, the risk of nonconsummation, the ability of the Person making the Takeover Proposal to finance the transaction contemplated thereby, any required governmental or other consents, filings and approvals, (A) would, if consummated, result in a transaction that is more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement (including the terms of any proposal by Comsys to modify the terms of the transactions contemplated by this Agreement) and (B) is reasonably likely to be completed (including as to any financing) without undue delay.

            (d) In addition to the other obligations of the Company set forth in this Section 6.10, the Company shall promptly, and in any event within 48 hours, advise Comsys orally and in writing of any request for information with respect to any Takeover Proposal, or any inquiry with respect to or which the Company reasonably believes could result in a Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the Person making the same. The Company shall inform Comsys on a prompt and current basis (and in any event within 48 hours) of the status and content of any discussions regarding any Takeover Proposal with a third party and as promptly as practicable of any change in the price, structure or form of the consideration or material terms of and conditions regarding the Takeover Proposal or of any other developments or circumstances which could reasonably be expected to culminate in the taking of any of the actions referred to in Section 6.10(a) or Section 8.1(f)(i).

            SECTION 6.11. Company Charter; Bylaws. Immediately prior to the Effective Time, the Company shall (i) cause to be filed with the office of the Secretary of State of the State of Delaware an amendment and restatement of the Company Charter in the form attached as Exhibit K hereto (the "AMENDED CHARTER"); and (ii) amend and restate the Company Bylaws in the form attached as Exhibit L hereto.

            SECTION 6.12. Allocation of Financing Fees. Not later than two business days following the date of this Agreement with respect to amounts paid to date and thereafter not later than two business days following presentation by Comsys of invoices therefor, the Company will deliver to Comsys a payment equal to one-half of the amount (if any) of any origination, commitment and/or other fees and expenses specified in the Commitment Letter and paid by Comsys to its third party lender pursuant thereto. The Company will deliver such payment by

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

wire transfer of immediately available funds to an account specified by Comsys. Notwithstanding anything to the contrary in Section 8.1: (i) such payment shall be refundable to the Company in the event of a termination of this Agreement pursuant to Section 8.1(f)(ii) without regard to whether Comsys receives a refund of such fees and (ii) in the event this Agreement is terminated pursuant to Section 8.1(e), the Company will deliver to Comsys an additional payment equal to the other one-half of the amount (if any) of any origination, commitment and/or other fees specified in the Commitment Letter and paid by Comsys to its third party lender pursuant thereto. If (x) this Agreement is terminated pursuant to any provision of Section 8.1 (other than Section 8.1(f)(ii)), (y) Holding is not entitled to receive reimbursement of any Expenses pursuant to Section 8.3, and (z) Comsys receives a refund of any portion of such financing fees, then Comsys shall refund to the Company its pro rata share of such refund.

            SECTION 6.13. Staffing Disposition.

            (a) The Company will use its commercially reasonable efforts to cause to be sold, at or prior to the Effective Time, all of the business and liabilities of Staffing in a stock-for-cash transaction in which the parties to such transaction each elect, under Section 338(h)(10) of the Code, to treat the transaction as a sale of the assets of Staffing for federal income tax purposes (the "STAFFING DISPOSITION").

            (b) A sale of the stock of Staffing shall qualify as a Staffing Disposition only if the following is true:

                  (i) the Net Cash Proceeds received by the Company as consideration for the disposition are at least $25 million, which shall be paid to the Company in full in immediately available funds at the closing of such transaction;

                  (ii) the cash proceeds received by the Company as consideration for the disposition are at least $30.3 million (including funds placed in escrow in connection with the Tax Liabilities), which shall be paid to the Company in full in immediately available funds at the closing of such transaction;

                  (iii) the Company will not be required to provide any letters of credit associated with workers compensation insurance claims of the Staffing business unless the Company receives from the prospective buyer of Staffing letters of credit that may be drawn on to satisfy the Staffing workers compensation insurance claims;

                  (iv) with the exception of any working capital adjustment required to be made with respect to the Staffing Disposition, the Company will cause the Staffing Disposition to be effected on terms providing (i) that the purchaser of Staffing will bear any and all costs associated with the post-closing transition of ownership of Staffing (including any administrative, accounting, technical, back-office or similar support services provided by the Company or any Company Subsidiary) and (ii) upon consummation of the disposition
(A) all of the representations and warranties of the Company or any Company Subsidiary made in the definitive agreement pursuant to which the Staffing Disposition is effected terminate, (B) neither the Company nor any Company Subsidiary will have any liabilities or obligations, whether known or unknown, absolute or contingent, accrued or unaccrued, relating to or arising

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

out of the ownership or operation of Staffing, and (C) except as provided for in the Buyer Agreement, the Company will continue to own (free from any royalty, maintenance, renewal or other fees or charges) all Company Intellectual Property that had been used by Staffing prior to consummation of the Staffing Disposition;

                  (v) the definitive agreement pursuant to which the Staffing Disposition is effected requires that Staffing and the purchaser of Staffing will provide the Company with the right to use the name "Venturi Partners, Inc." for a transition period of not less than 180 days after Closing; and

                  (vi) the Company reserves all of the Net Cash Proceeds from the Staffing Disposition for, and at the Effective Time applies such amount toward, the repayment of the Company's senior debt, as more particularly described in Section 6.13 of the Company Disclosure Letter.

            (c) The Buyer Agreement, in the form presented to Holding on the date hereof, qualifies as a Staffing Disposition so long as the conditions specified in Section 6.13(b) (other than those set forth in Section 6.13(b)(iii) and Sections 6.13(b)(iv)(ii)(A) and (B)) are satisfied as of the Closing Date.

            SECTION 6.14. Indemnification and Insurance.

            (a) The Company and Merger Sub agree that, to the full extent permitted by applicable law, all rights to indemnification by Holding or Comsys now existing with respect to any matter existing or occurring, or any acts or omissions occurring at or prior to the Effective Time in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of Holding or any Holding Subsidiary or an employee of Holding or any Holding Subsidiary or any individual who has been specifically designated by the board of directors of Holdings as a "Covered Person" within the meaning of Article Nine of its Fifth Amended and Restated Certificate of Incorporation or who acts as a fiduciary under any of the Comsys Employee Benefit Plans (each an "INDEMNIFIED PARTY") as provided in Holding's or Comsys' respective certificate of incorporation or bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, copies of which have been provided to the Company, including provisions relating to the advancement of expenses incurred in the defense of any action or suit, shall survive the Merger and shall remain in full force and effect. From and after the Effective Time, the Company and the Surviving Entity shall be jointly and severally liable to pay and perform in a timely manner such indemnification obligations.

            (b) For six years after the Effective Time, to the full extent permitted under applicable law, the Company and the Surviving Entity (the "INDEMNIFYING PARTIES") shall, jointly and severally indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Effective Time, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred; provided,

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

however, that nothing herein shall impair any rights to indemnification of any Indemnified Party referred to in clause (a) above. Promptly after receipt by an Indemnified Party under this Section 6.14(b) of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party under this Section 6.14(b), notify the Indemnifying Party of the commencement thereof; but the omission so to notify an Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party except to the extent that the Indemnifying Party is actually and materially prejudiced by such omission. In case any such action is brought against any Indemnified Party and it notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party (which consent will not be unreasonably withheld, conditioned or delayed), be counsel to the Indemnifying Party), and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof (and so long as the Indemnifying Party satisfies such obligations), the Indemnifying Party will not be liable to such Indemnified Party under this Section 6.14(b) for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or would reasonably be expected to be have been a party and indemnity could properly have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party. Notwithstanding anything to the contrary set forth herein, no Indemnifying Party shall be obligated pursuant to this Section 6.14(b) to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single action in any one jurisdiction except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action.

            (c) (i) The Company shall cause the Surviving Entity to maintain Holding's and Comsys' respective officers' and directors' liability insurance policies, in effect on the date of this Agreement (the "D&O INSURANCE"), for a period of not less than six years after the Effective Time, but only to the extent related to actions or omissions prior to the Effective Time; provided, however, that (A) the Surviving Entity may substitute therefor policies of at least the same coverage and amounts containing terms no less advantageous to such former directors or officers and (B) such substitution shall not result in gaps or lapses of coverage with respect to matters occurring prior to the Effective Time; provided, further, that in no event shall the Company or the Surviving Entity be required to expend more than an amount per year equal to 300% of current annual premiums paid by Holding and Comsys in the aggregate for such insurance (the "MAXIMUM AMOUNT") to maintain or procure insurance coverage pursuant hereto; provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Company and the Surviving Entity shall procure and maintain for such six-year period as much coverage as reasonably practicable for the Maximum Amount. The Company shall have the right to cause coverage to be extended under the D&O Insurance by obtaining a six-year "tail" policy on terms and conditions no less

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

advantageous than the existing D&O Insurance, and such "tail" policy shall satisfy the provisions of this Section 6.14(c)(i).

                  (ii) The Company shall maintain for a period of not less than six years after the Effective Time such directors' and officers' liability insurance policies as it has in effect on the date of this Agreement with respect to actions or omissions occurring with respect to the Company and the Company Subsidiaries prior to the Effective Time, including with respect to both current and former officers and directors; provided, however, that (A) the Company may substitute therefor policies of at least the same coverage and amounts containing terms no less advantageous to those insured thereunder, and
(B) such substitution shall not result in gaps or lapses of coverage with respect to matters occurring prior to the Effective Time; provided, further, that in no event shall the Company be required to expend more than 300% of the premiums currently being paid for such insurance to maintain or procure insurance coverage pursuant hereto; provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds such premium amount, the Company shall procure and maintain for such six-year period as much coverage as reasonably practicable for such amount. The Company shall have the right to cause coverage to be extended under such insurance by maintaining or obtaining a six-year "tail" policy on terms and conditions no less advantageous that the existing such insurance, and such "tail" policy shall satisfy the conditions of this Section 6.14(c)(ii).

            (d) The obligations of the Company and the Surviving Entity under this Section 6.14 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.14 applies without the consent of such affected Indemnified Party.

            (e) If the Company or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Entity or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Entity, as the case may, be shall assume the obligations set forth in this Section 6.14.

            (f) Any Indemnified Party shall, as a condition of the indemnification provided herein, reasonably cooperate with the Indemnifying Parties in the defense or investigation of any matter giving rise to an indemnity obligation hereunder.

            SECTION 6.15. Company Board of Directors; Officers.

            (a) The Company shall take all commercially reasonable actions as are necessary and within its powers (including seeking the resignation of one or more existing members of or expanding the size of the Company's Board of Directors and recommending to its stockholders the Amended Charter) to cause:
(i) five individuals identified by Holding (each a "GROUP B DESIGNEE") to be elected or appointed to the Board of Directors of the Company effective immediately after the Effective Time, to serve until the earlier of such individual's resignation or removal or until his successor is duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Company, (ii) the Board of Directors of the

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

Company effective immediately after Effective Time to be expanded to a total of nine directors, five of whom shall be Group B Designees (who shall be elected or appointed as provided in subclause (i) above) and four of whom shall be designated by the Company from its existing directors (the "GROUP A DESIGNEES"), all as set forth in the Amended Charter, (iii) Group B Designees to constitute a majority of each committee of the Company's Board of Directors (other than the audit committee) effective immediately after the Effective Time and (iv) designees of Holding to hold all director and officer positions at each of the Company Subsidiaries effective immediately after the Effective Time. If at any time prior to the Effective Time, any Group B Designee shall be unable or unwilling to serve as a director of the Company effective immediately after the Effective Time, the Board of Directors of Holding shall, by written notice to the Company, designate another individual to serve in his or her place as provided above, and the Company shall take all commercially reasonable actions as are necessary and within its powers to cause such replacement designee to be elected or appointed to the Board of Directors of the Company in accordance with the foregoing. Holding will specify which Group B Designees will be the "WACHOVIA DIRECTORS" for purposes of the Voting Agreement.

            (b) The Company shall take all such actions as are necessary to cause the officers of the Company listed on Exhibit M to tender, effective as of the Effective Time, written resignation letters pursuant to which each such individual will resign from their respective position(s) listed on Exhibit M, effective as of the Effective Time. Any such individual who fails to tender a resignation letter shall be removed from his or her respective positions set forth on Exhibit M by the Board of Directors of the Company, effective as of the Effective Time. The Board of Directors of the Company shall appoint the individuals listed on Exhibit N to serve in the positions set forth opposite their respective names on Exhibit N, in each case effective as of the Effective Time.

            SECTION 6.16. Wachovia Option Grant. Prior to the Effective Time, the Company shall take all actions that are required to permit under the Company's Insider Trading Policy Statement the grants of call options by Wachovia Investors, Inc. or any affiliate successor thereto (collectively, "WACHOVIA"), pursuant to the Option Agreements dated as of the date hereof between Wachovia and certain Holding Stockholders.

            SECTION 6.17. Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause the transactions contemplated by Article 2 and any other acquisitions of equity securities of the Company (including derivative securities) in connection with this Agreement by each Person (including any Person who is deemed to be a "director by deputization" under applicable securities laws) who is or will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 under the Exchange Act.

            SECTION 6.18. NASDAQ Listing. From the date of this Agreement through the Effective Time, the Company, Holding and Comsys will cooperate and use commercially reasonable efforts to provide information, complete requisite documentation and will otherwise take such actions as are reasonably necessary to complete the NASDAQ listing application process for the continued listing of the Company Common Stock on NASDAQ following the Effective Time.

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

            SECTION 6.19. Redemption of Holding Preferred Stock. Prior to the Effective Time, each issued and outstanding share of the Holding Class A-1 Preferred Stock and Holding Class A-2 Preferred Stock will be repurchased by Holding and each issued and outstanding share of Holding Class E Preferred Stock, will be redeemed by Holding in accordance with the terms thereof.

            SECTION 6.20. Cancellation of Warrants. Prior to the Effective Time, each issued and outstanding warrant to purchase Holding Common Stock will be cancelled by Holding and each holder of any issued and outstanding warrants

            SECTION 6.21.     Employee Benefit Matters.

            (a) Company Employee Benefit Plans. Effective as of the Effective Date, Company shall, or shall cause a Subsidiary to, (i) terminate or merge with the corresponding Comsys Employee Benefit Plan, as specified by Comsys, each of the Company Employee Benefit Plans designated by Comsys, (ii) cause Surviving Entity and its Subsidiaries to become participating employers in each Company Employee Benefit Plan designated by Comsys that is not so terminated or merged,
(iii) cause each Company Employee Benefit Plan that is not so terminated or merged and in which Surviving Entity and/or its Subsidiaries have become participating employers to exclude coverage of each Employee who is covered under a corresponding Comsys Employee Benefit Plan, with such exclusion to be effective for the duration of such coverage under such Comsys Employee Benefit Plan, and (iv) correct any operational error or form defect associated with any Company Employee Benefit Plan that has been identified by Comsys.

            (b) Company Employee Benefit Plans Covering Staffing Employees. Effective as of or prior to the Effective Date, Company shall (i) cause the Personnel Group of America, Inc. Non-qualified Profit Sharing Plan (the "NONQUALIFIED PLAN") to be terminated and all benefit obligations under such plan to participants to be satisfied, (ii) cause the participation (including all associated liabilities and obligations) attributable to the employees and former employees (and their dependents) of Staffing and each Staffing Subsidiary in each Company Employee Benefit Plan (other than the Venturi Partners, Inc. 401(k) Plan (formerly known as the Personnel Group of America, Inc. 401(k) Plan) ("VPI 401(k) PLAN") and the Nonqualified Plan) to be spun off from such Company Employee Benefit Plan and transferred to Staffing (and cause Staffing to accept such spun-off plans), and (iii) cause Staffing and each Staffing Subsidiary to cease to be a participating employer in each Company Employee Benefit Plan (other than the VPI 401(k) Plan and the Nonqualified Plan).

            (c) Transfer of Employment of Certain Staffing Employees. Effective as of the Effective Date, Company shall cause the employees of Staffing and Staffing Subsidiaries who have been identified by Comsys and are listed on Section 6.21(c) of the Company Disclosure Letter to be transferred to employment with Partners.

            SECTION 6.22. Subscription Agreements. The Company shall cause (a) the transactions contemplated by the Subscription Agreement to be completed and
(b) MGOP, MGOPB, Links and Inland or other investors to purchase up to $7,000,000 of the Company

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

Preferred Stock in accordance with the subscription agreement attached as an exhibit to the Letter Agreement, in each case at or prior to the Effective Time.

                                    ARTICLE 7

                                   CONDITIONS

            SECTION 7.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver on or prior to the Closing Date of each of the following conditions:

            (a) Company Stockholder Vote. The Company shall have received the Company Stockholder Vote.

            (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger and the other transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired.

            (c) Proxy Statement. The Proxy Statement (including any information required pursuant to Rule 14f-1 under the Exchange Act) shall have been mailed to the Company's stockholders and all required waiting periods related thereto under applicable law shall have expired.

            (d) No Injunctions or Restraints. No preliminary injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, shall be in effect that would make the Merger illegal or otherwise prevent the consummation thereof.

            (e) Financing. The Company and Comsys shall have received or have available the proceeds of the Financing, provided, however, that this condition precedent shall be considered satisfied if, on the Effective Date, the only remaining condition precedent to such financing is the delivery to the issuer thereof of a certified and/or date-stamped copy of the Certificate of Merger.

            (f) Subscription Agreement. Each of the Subscription Agreement and Letter Agreement shall be in full force and effect and shall not have been withdrawn, amended or terminated in any manner, and none of the investors party thereto shall have breached or otherwise failed to perform their respective obligations set forth in the applicable agreement and the transactions contemplated thereby shall have been performed in full.

            (g) Holding Stockholder Consent. The Holding Stockholder Consent shall have been obtained.

            (h) Merger Sub Stockholder Consent. The Merger Sub Stockholder Consent shall have been obtained.

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

            (i) Voting Agreement. Each of the Company and each "Significant Holder" (as such term is defined in the Company Charter) of the Company as of the Effective Date shall have executed and delivered a counterpart copy of an agreement substantially in the form of Exhibit O attached hereto with respect to voting for nominees for the Board of Directors of the Company for a specified period of time following the Effective Time, all as more fully set forth in such agreement (the "VOTING AGREEMENT").

            (j) Holding shall have repurchased the Holding Class A-1 Preferred Stock and the Holding Class A-2 Preferred Stock and redeemed the Holding Class E Preferred Stock.

            SECTION 7.2. Conditions to Obligations of Holding and Comsys. The obligations of Holding and Comsys to effect the Merger are further subject to the satisfaction or, to the extent permitted by applicable law, the waiver of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company and Merger Sub set forth in this Agreement and in any document delivered in connection herewith (i) to the extent qualified by Company Material Adverse Effect or any other materiality qualifications shall be true and correct and (ii) to the extent not so qualified shall be true and correct in all material respects (other than the representations and warranties set forth in Section 3.2, which shall be true and correct in all respects), in each case as of the date hereof and as of the Closing Date (except to the extent expressly made as of a specified date, in which case as of such date), and Holding and Comsys shall each have received a certificate signed on behalf of each of the Company and Merger Sub by an executive officer of such entity to such effect.

            (b) Performance of Obligations of the Company and Merger Sub. Each of the Company and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date (other than the obligations set forth in Section 6.15, 6.16 and 6.17, which shall have been performed in all respects), and Holding and Comsys shall each have received a certificate signed on behalf of each of the Company and Merger Sub by an executive officer of such entity to such effect; provided that this condition shall not be waived by Comsys or Holding with respect to performance by the Company of its obligations under Section 6.16 or 6.17 without the prior written consent of Wachovia.

            (c) Tax Opinion. Holding and Comsys shall have received from Akin Gump Strauss Hauer & Feld LLP, counsel to Holding and Comsys, on the date on which the Proxy Statement is mailed to the Company's stockholders and on the Closing Date, an opinion, in each case dated as of such respective date and stating that the Merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (the issuance of such opinion shall be conditioned upon the receipt by such tax counsel of officer's letters from each of Holding and the Company, in each case, substantially in the form attached as Exhibits H and I hereto).

            (d) Separation and Release Agreement. Each employee of the Company listed on Exhibit P shall have executed and delivered a Separation and Release Agreement in favor of the Company substantially in the form of Exhibit Q attached hereto.

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

            (e) Severance and Retention Agreement. Employees of the Company identified by Comsys or Holding prior to the Closing shall have executed and delivered a Severance and Retention Agreement with the Company substantially in the form of Exhibit R attached hereto.

            (f) Staffing Disposition. The Staffing Disposition shall have occurred on terms and subject to conditions as contemplated by Section 6.13 and otherwise reasonably acceptable to Holding.

            (g) Notification of Staffing Disposition. The Company shall have delivered to each of Holding and Comsys a certificate notifying Holding and Comsys of (i) the completion of the Staffing Disposition and (ii) the amount of the Net Cash Proceeds (which must equal or exceed $25 million).

            (h) Registration Rights Agreement and Amended and Restated Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement and the Company and the Company stockholders party thereto shall each have executed and delivered the Amended and Restated Registration Rights Agreement.

            (i) Guarantees of Staffing Leases. Buyer shall have agreed to indemnify the Company and its Subsidiaries on terms reasonably acceptable to Holding from and against any and all costs, damages, liabilities and expenses, including attorneys' fees, arising after the Effective Time under or in connection with any guarantees by the Company or its Subsidiaries of leases for properties leased by Staffing or any of its Subsidiaries.

            SECTION 7.3. Conditions to Obligation of the Company and Merger Sub. The obligations of the Company and Merger Sub to effect the Merger are further subject to the satisfaction or, to the extent permitted by applicable law, the waiver of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Holding and Comsys set forth in this Agreement and in any document delivered in connection herewith (i) to the extent qualified by Holding Material Adverse Effect or any other materiality qualifications shall be true and correct and (ii) to the extent not so qualified shall be true and correct in all material respects (other than the representations and warranties set forth in Section 4.2, which shall be true and correct in all respects), in each case as of the date hereof and as of the Closing Date (except to the extent expressly made as of a specified date, in which case as of such date), and the Company and Merger Sub shall have received a certificate signed on behalf of Holding and Comsys by their respective chief executive officers and the chief financial officers to such effect.

            (b) Performance of Obligations of Holding and Comsys. Holding and Comsys shall each have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company and Merger Sub shall have received a certificate signed on behalf of Holding and Comsys by their respective chief executive officers and the chief financial officers to such effect.

            (c) Tax Opinion. The Company and Merger Sub shall have received from PricewaterhouseCoopers LLP, tax counsel to the Company, on the date on which the Proxy Statement is mailed to the Company's stockholders and on the Closing Date, an opinion, in each case dated as of such respective date and stating that the Merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (the issuance of such opinion shall be conditioned upon the receipt by such tax counsel of officer's letters from each of Holding and the Company, in each case, substantially in the form attached as Exhibits H and I hereto).

            (d) Registration Rights Agreement. The Holding Stockholders shall each have executed and delivered the Registration Rights Agreement.

            (e) Staffing Disposition. The Staffing Disposition shall have occurred.

                                    ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 8.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after this Agreement has been adopted by the Company Stockholder Vote:

            (a) by mutual written consent of Holding, Comsys, Merger Sub and the Company, each consent to have been approved by such Person's respective board of directors;

            (b) by the Company, Holding or Comsys, if the Merger has not been consummated by December 31, 2004, or such other date as the Company, Holding and Comsys shall mutually agree upon or as is provided in Section 6.1(d) (the "TERMINATION DATE"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement in this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

            (c) by the Company, Holding or Comsys, if any judgment, order, decree, statute, law, ordinance, rule, regulation or other legal restraint or prohibition having the effects set forth in Section 7.1(d) shall be in effect and shall have become final and nonappealable; provided, however, that such terminating party did not initiate such action;

            (d) by the Company, Holding or Comsys, if a Company Stockholder Vote in favor of each of the matters described in clauses (i) through (iii) of
Section 3.11(d) shall not have been obtained at the Company Stockholders
Meeting;

            (e)   by Holding or Comsys, if:

                  (i) the Board of Directors of the Company (or any committee thereof) shall have withdrawn or modified or amended in any respect adverse to Comsys its adoption of or recommendation in favor of this Agreement or any of the other matters described in clauses (i) through (iii) of Section 3.11(d) or shall have failed to make such favorable recommendation;

                  (ii) the Board of Directors of the Company (or any committee thereof) shall have recommended to the stockholders of the Company any Takeover Proposal or shall have resolved or publicly announced an intention to do so;

                  (iii) the Company shall have breached Section 6.10 in any material respect, and Holding or Comsys shall have been adversely affected thereby;

                  (iv) the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.2(a) or
(b), and (B) is incapable of being cured or has not been cured by the Company within five business days after written notice has been given by Holding or Comsys to the Company of such breach or failure to perform;

                  (v) the Company and/or its stockholders or directors shall not have taken all actions necessary to cause (A) each Group B Designee (or replacement designee thereof as contemplated by Section 6.15(a)) to be elected or appointed to the Board of Directors of the Company effective immediately after the Effective Time, to serve until the earlier of such individual's resignation or removal or until his successor is duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Company; (B) the Board of Directors effective immediately after the Effective Time to consist of a total of nine directors, five of whom shall be Group B Designees; (C) Group B Designees to constitute a majority of each committee (other than the Company's audit committee) of the Company's Board of Directors effective immediately after the Effective Time; and (D) designees of Holding to be elected or appointed to hold all director and officer positions of each of the Company Subsidiaries effective immediately after the Effective Time; or

                  (vi) the Staffing Disposition is not consummated in accordance with Section 7.2(f);

            (f)   by the Company, if:

                  (i) prior to the Company Stockholders Meeting, (A) the Company shall not have breached Section 6.10 in any material respect, (B) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of Section 6.10 and this Section 8.1(f)(i), to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Holding and Comsys in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (C) Comsys does not make, within five business days of receipt of the Company's written notification of its intention to enter into such agreement, an offer that the Board of Directors of the Company determines, in its good faith judgment (after receipt of the advice of its financial advisor), is at least as favorable to the Company's stockholders from a financial point of view as the Superior Proposal and (D) the Company simultaneously with such termination pays to Comsys in immediately available funds any fees and expenses required to be paid or reimbursed pursuant to
Section 8.3; or

                  (ii) Holding, Comsys or any Holding Stockholder shall have breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.3(a), (b), (c) or (d) and (B) is incapable of being cured or has not been cured by Holding, Comsys or such Holding Stockholders, as applicable, within five business days after written notice has been given by the Company to Holding, Comsys or such Holding Stockholder, as applicable, of such breach or failure to perform.

                  (iii) the Staffing Disposition is not consummated; provided, however, that the right to terminate this Agreement under this Section 8.1(f)(iii) shall not be available to the Company if the Staffing Disposition is not consummated because of the Company's breach of any representation, warranty, covenant or agreement in the Buyer Agreement, or, if applicable, the Replacement Agreement, or any breach of any representation, warranty, covenant or agreement in this Agreement pertaining to Staffing.

The party desiring to terminate this Agreement shall give written notice of such termination to the other parties.

            SECTION 8.2. Effect of Termination. Upon the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become null and void except as set forth in Section 8.3 and for the provisions of Article 9, which shall survive such termination; provided, however, that nothing herein shall relieve any party from liability for any intentional breach of this Agreement prior to such termination. In addition, the Confidentiality Agreement shall not be affected by the termination of this Agreement.

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

            SECTION 8.3. Fees and Expenses. If (x) this Agreement is terminated pursuant to Sections 8.1(e)(i), 8.1(e)(ii), 8.1(e)(iii), 8.1(e)(v) (except for a failure of the Company stockholders to cause the conditions in Section 8.1(e)(v) to occur) or 8.1(f)(i) or (y) (A) a Takeover Proposal in respect of the Company (other than a Takeover Proposal relating solely to Staffing) is publicly announced or is proposed or offered or made to the Company or the Company's stockholders prior to this Agreement having been approved by the Company Stockholder Vote, (B) this Agreement is terminated by any party, as applicable, pursuant to Section 8.1(b) or by Holding or Comsys, pursuant to Section 8.1(e)(iv) due to the Company's having intentionally breached (and not cured after notice thereof) any of its representations, warranties, covenants or agreements set forth in this Agreement and (C) within 12 months following such termination the Company shall consummate or enter into, directly or indirectly, any agreement with respect to a Takeover Proposal, or (z) this Agreement is terminated by any party pursuant to Section 8.1(b) or by Holding or Comsys pursuant to Section 8.1(e)(vi) and the Company prior to such termination shall have breached (and not cured after notice thereof) any of its representations, warranties, covenants or agreements set forth in the Buyer Agreement or, if applicable, the Replacement Agreement or any of its representations, warranties, covenants or agreements set forth in this Agreement pertaining to the Staffing Disposition, which breach shall have materially contributed to the failure of the Effective Time to occur prior to the termination of this Agreement, the Company shall promptly, but in no event later than one business day after termination of this Agreement (or on the date of such consummation or, if earlier, entry into such agreement in the case of (y) above), pay Holding a fee in immediately available funds of $4 million (the "TERMINATION FEE"). If this Agreement is terminated pursuant to Section 8.1(d), the Company shall promptly, but in no event later than one business day after termination of this Agreement, pay Holding a fee in immediately available funds of $1.5 million. For purposes of this Section 8.3, the references in the definition of Takeover Proposal to 15% shall be changed to 40%.

Except as set forth in this Section 8.3 and Section 6.12, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Holding and the Company will share equally any filing fees in connection with their respective filings required under the HSR Act and provided, further, that (x) if this Agreement is terminated and the Termination Fee is payable as a result thereof, in addition to the payment of the Termination Fee, the Company shall assume and pay, or reimburse Holding for, all Expenses, but not more than $2.5 million in the aggregate (the "EXPENSE CAP") for all such Expenses; (y) if this Agreement is terminated pursuant to Section 8.1(d), the Company shall assume and pay, or reimburse Holding for, all of its Expenses up to the Expense Cap; and (z) (I) if this Agreement is terminated by any party pursuant to Section 8.1(b) or by the Company pursuant to Section 8.1(f)(iii) or by Holding or Comsys pursuant to
Section 8.1(e)(vi) and (II) the Company prior to such termination shall not have breached (or if breached, failed to cure) any of its representations, warranties, covenants or agreements set forth in the Buyer Agreement or, if applicable, the Replacement Agreement or any of its representations, warranties, covenants or agreements set forth in this Agreement pertaining to the Staffing Disposition, then (A) the Company shall assume and pay, or reimburse Holding for, all of its Expenses up to the Expense Cap, and (B) in the event the Company recovers from any third party damages for breach of the Buyer Agreement and/or Replacement Agreement, the Company shall pay Holding one half of the amount of such recovery (net of litigation and collection costs) up to a maximum of $1.5

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

million. Any such assumption, payment or reimbursement shall be made promptly, and in any event not more than five business days following request by Holding. As used herein, "EXPENSES" means all expenses incurred or committed to by or on behalf of Holding in connection with the investigation and evaluation of the Company, Partners, Staffing and their respective Subsidiaries and operations, and with the preparation, execution and performance of this Agreement, each other agreement or document contemplated by this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants and all commitment and other fees and costs to secure and preserve the availability of financing necessary to consummate such transactions.

            SECTION 8.4. Amendment. This Agreement may not be amended or modified except by a writing signed by all of the parties. Such amendment or amendments may be made at any time before or after the effectiveness of the Company Stockholder Vote; provided, however, that after the effectiveness of such Company Stockholder Vote, no amendment shall be made without the further approval of such stockholders if such amendment would (a) in any way materially adversely affect the rights of the Company stockholders (other than a termination of this Agreement in accordance with the provisions hereof) or (b) require a shareholder vote under applicable law, the Company's listing agreement with NASDAQ or rules promulgated by the National Association of Securities Dealers applicable to Persons listed on NASDAQ.

            SECTION 8.5. Waiver. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

                                    ARTICLE 9
                               GENERAL PROVISIONS

            SECTION 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail transmission, so long as a receipt of such electronic mail transmission is requested and received) and shall be given,

            (a)   if to Holding or Comsys:

                  COMSYS Holding, Inc.
                  4400 Post Oak Parkway

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

                  Suite 1800
                  Houston, TX 77027
                  Attention:  Margaret G. Reed
                  Fax:  713-386-1504

                  with a copy to (which shall not constitute notice):

                  Akin Gump Strauss Hauer & Feld LLP
                  1700 Pacific Avenue
                  Suite 4100
                  Dallas, TX 75201
                  Attention:  Seth R. Molay, P.C.
                  Fax:  214-969-4343

            (b)   if to the Company, Partners or Merger Sub

                  Venturi Partners, Inc.
                  2709 Water Ridge Parkway
                  Second Floor
                  Charlotte, NC 28217
                  Attention:  General Counsel
                  Fax:  704-442-5138

                  with a copy to (which shall not constitute notice):

                  Williams & Connolly LLP
                  725 12th Street, NW
                  Washington, DC 20005
                  Attention:  Jerry L. Shulman
                  Fax:  202-434-5029

            (c)   if to the Holding Stockholders:

                  c/o COMSYS Holding, Inc.
                  4400 Post Oak Parkway
                  Suite 1800
                  Houston, TX 77027
                  Attention:  Margaret G. Reed
                  Fax:  713-386-1504

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests or other communications will be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

            SECTION 9.2. Non-Survival of Representations and Warranties. All representations and warranties set forth in this Agreement and/or in any instrument delivered

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

pursuant to this Agreement shall not survive the Effective Time, but shall terminate at the Effective Time.

            SECTION 9.3. Knowledge Qualifiers. "To the knowledge of the Company" and similar phrases mean (a) the actual knowledge of the individuals described in Section 9.3 of the Company Disclosure Letter (the "COMPANY KNOWLEDGEABLE OFFICERS") and (b) the constructive knowledge of the Company Knowledgeable Officers to the extent such knowledge would have been obtained by their due inquiry of the employees charged with responsibility for the particular matter that is the subject of such representation or warranty. "To the knowledge of Holding and Comsys" and similar phrases mean (a) the actual knowledge of the individuals described in Section 9.3 of the Comsys Disclosure Letter (the "COMSYS KNOWLEDGEABLE OFFICERS") and (b) the constructive knowledge of the Comsys Knowledgeable Officers to the extent such knowledge would have been obtained by their due inquiry of the employees charged with responsibility for the particular matter that is the subject of such representation or warranty

            SECTION 9.4. Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Time is of the essence in the performance of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 9.5. Governing Law; Jurisdiction.

            (a) This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles or conflicts of law rules (whether of the State of Delaware or any other jurisdiction) that would result in the application of the substantive or procedural laws of any other jurisdiction and, as applicable the federal laws of the United States.

            (b) Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in the Court of Chancery in and for New Castle

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

County, Delaware, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, service of process on such party as provided in Section 9.1 shall be deemed effective service of process on such party. Partners hereby appoints the Company as its agent and each Holding Stockholder hereby appoints Holding as its agent to receive on its behalf service of copies of the summons and complaint and any other process that might be served in an action, suit or proceeding as contemplated by this Section 9.5.

            SECTION 9.6. Counterparts; Facsimile Transmission of Signatures. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument, and delivered by means of a facsimile transmission. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

            SECTION 9.7. Assignment; Binding Effect; Third Party Beneficiaries.

            (a) No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties; provided, however, that a Holding Stockholder may assign this Agreement and its rights, interests and obligations hereunder in connection with its sale of Holding Shares so long as the transferee, if it is not already a party hereto, executes and delivers a signature page to become a party to this Agreement and executes and delivers an accredited investor questionnaire in the form attached hereto as Exhibit E indicating that such transferee is an accredited investor. Any purported assignment in breach of this provision shall be null and void. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns.

            (b) Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof; except that (i) each Holding Stockholder is and is intended to be a third party beneficiary of Section 2.3(a) and Section 6.1(e) and may specifically enforce the terms of such provision,
(ii) each Indemnified Party is and is intended to be a third party beneficiary of Section 6.14 and may specifically enforce the terms of such provision and
(iii) each Holding Stockholder and each Group B Designee is and is intended to be a third party beneficiary under Section 6.15, and may specifically enforce the terms of such provision.

            SECTION 9.8. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

            SECTION 9.9. Entire Agreement. This Agreement, together with the Confidentiality Agreement and the Exhibits and Disclosure Letters hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

            SECTION 9.10. Specific Performance; Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court sitting in the State of Delaware having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

            SECTION 9.11. Incorporation of Exhibits and Disclosure Letters. The Exhibits and Disclosure Letters identified in this Agreement are incorporated herein by reference and made a part hereof.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, Holding, Comsys, Merger Sub, Partners, the Company and the Holding Stockholders have caused this Agreement to be executed as of the date first written above.

                             VENTURI PARTNERS, INC.

                             By:    /s/ Larry L. Enterline
                                    --------------------------------------------
                             Name:  Larry L. Enterline
                             Title: Chairman and Chief Executive Officer

                             VENTURI TECHNOLOGY PARTNERS, LLC

                             By:    /s/ Larry L. Enterline
                                    --------------------------------------------
                             Name:  Larry L. Enterline
                             Title: Senior Vice President

                             VTP, INC.

                             By:    /s/ Larry L. Enterline
                                    --------------------------------------------
                             Name:  Larry L. Enterline
                             Title: Chief Executive Officer and President

                [Signature Page to Agreement and Plan of Merger]

                             COMSYS HOLDING, INC.

                             By:    /s/ David L. Kerr
                                    --------------------------------------------
                             Name:  David L. Kerr
                             Title: Senior Vice President

                             COMSYS INFORMATION TECHNOLOGY SERVICES, INC.

                             By:    /s/ David L. Kerr
                                    --------------------------------------------
                             Name:  David L. Kerr
                             Title: Senior Vice President

                [Signature Page to Agreement and Plan of Merger]

                             HOLDING STOCKHOLDERS:

                             OLD TRAFFORD INVESTMENT PTE LTD.

                             By:    /s/ Lim-Hock Tay
                                    --------------------------------------------
                             Name:  Lim-Hock Tay
                             Title: Director

                [Signature Page to Agreement and Plan of Merger]

                             HOLDING STOCKHOLDERS:

                             GTCR FUND VI, L.P.

                             By:    /s/ Bruce V. Rauner
                                    --------------------------------------------
                             Name:  Bruce V. Rauner
                             Title: Chairman


                             GTCR VI EXECUTIVE FUND, L.P.

                             By:    /s/ Bruce V. Rauner
                                    --------------------------------------------
                             Name:  Bruce V. Rauner
                             Title: Chairman


                             GTCR ASSOCIATES VI

                             By:    /s/ Bruce V. Rauner
                                    --------------------------------------------
                             Name:  Bruce V. Rauner
                             Title: Chairman

                [Signature Page to Agreement and Plan of Merger]

                             HOLDING STOCKHOLDERS:

                             J. P. MORGAN DIRECT CORPORATE FINANCE INSTITUTIONAL
                                      INVESTORS LLC

                             By:    /s/ Robert Cousin
                                    --------------------------------------------
                             Name:  Robert Cousin
                             Title: Managing Director


                             J. P. MORGAN DIRECT CORPORATE FINANCE PRIVATE
                                      INVESTORS LLC

                             By:    /s/ Robert Cousin
                                    --------------------------------------------
                             Name:  Robert Cousin
                             Title: Managing Director


                             522 FIFTH AVENUE FUND, L.P.

                             By:    /s/ Robert Cousin
                                    --------------------------------------------
                             Name:  Robert Cousin
                             Title: Managing Director

                [Signature Page to Agreement and Plan of Merger]

                             HOLDING STOCKHOLDERS:

                             WACHOVIA INVESTORS, INC.

                             By:    /s/ Arthur C. Roselle
                                    --------------------------------------------
                             Name:  Arthur C. Roselle
                             Title: Director

                [Signature Page to Agreement and Plan of Merger]

                             HOLDING STOCKHOLDERS:

                                            /s/ Michael T. Willis
                             ---------------------------------------------------
                                       Michael T. Willis, individually

                                              /s/ David L. Kerr
                             ---------------------------------------------------
                                        David L. Kerr, individually

                                            /s/ Margaret G. Reed
                             ---------------------------------------------------
                                       Margaret G. Reed, individually

                                           /s/ Joseph C. Tusa, Jr.
                             ---------------------------------------------------
                                      Joseph C. Tusa, Jr. , individually

                                           /s/ Albert S. Wright IV
                             ---------------------------------------------------
                                      Albert S. Wright IV, individually

                                             /s/ Mark R. Bierman
                             ---------------------------------------------------
                                       Mark R. Bierman, individually

                                            /s/ Jeffrey J. Weiner
                             ---------------------------------------------------
                                       Jeffrey J. Weiner, individually

                                           /s/ Bernice L. Arceneaux
                             ---------------------------------------------------
                                      Bernice L. Arceneaux, individually

                [Signature Page to Agreement and Plan of Merger]